Filed Pursuant to Rule 424(b)(3)
Registration No. 333-204486

REIGN SAPPHIRE CORPORATION

3,923,000 SHARES OF COMMON STOCK

$0.50 PER SHARE

Prior to this offering, no public market has existed for the common stock of Reign Sapphire Corporation (sometimes referred to herein as “RSC”, the “Company”, “us”, “we” or “our”). The Company’s common stock is eligible for trading on the Over-the-Counter Pink Sheets, an electronic quotation service maintained by FINRA (Financial Industry Regulatory Authority) (“FINRA”), under the symbol “RGNP”, and the Company has been advised by FINRA that its common stock will be eligible for trading on the OTC Bulletin Board (“OTCBB”) operated by FINRA within 90 days of satisfaction of applicable regulatory requirements.

In this public offering our selling stockholders are offering 3,923,000 shares of our common stock which have previously been issued to them and are currently outstanding. We will not receive any of the proceeds from the sale of shares by the selling stockholders. The selling stockholders will sell shares at a fixed price of $0.50; however, if at such time our shares are quoted on the OTCBB the selling stockholders may sell their shares at prevailing market prices or at privately negotiated prices.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012, and thus will be subject to reduced public company reporting requirements. Please refer to “Summary of Consolidated Financial Data” for more information about our status as an “emerging growth company”.

The Company is an early stage company and has a limited history of operations. We presently do not have the funding to fully execute our business plan. As of the date of this prospectus, we have been primarily involved in organizing the company, and we have developed minimal revenue from our development stage business operations.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ SECTION IN THIS PROSPECTUS BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is dated May 4, 2016

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The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different information, you should not rely on it. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted and we are not making an offer of our common stock in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary only highlights selected information contained in greater detail elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and the condensed financial statement, before making an investment decision. This prospectus contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

In this prospectus, “RSC,” the “Company,” the “Registrant,” “we,” “us,” and “our,” refer to Reign Sapphire Corporation, a Delaware corporation, unless the context otherwise requires. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending December 31. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock.

“Reign”, “Reign Sapphires,” “Reign Red Carpet,” “Reign Day to Night,” our logo and our other trade names, trademarks and service marks appearing in this prospectus are our property. Other trade names, trademarks and service marks appearing in this prospectus are the property of their respective holders.

The Company

Overview

Reign Sapphire Corporation was established as a “miners-gate to retail” model for sapphires—rough sapphires to finished jewelry; a color gemstone brand; and a jewelry brand featuring Australian sapphires. We are not an exploration or mining company and are not engaged in exploration or mining activities. We purchase rough sapphires in bulk, directly from commercial miners in Australia, and we intend to oversee each step of the process as the stones go from the miners-gate to the consumer as Reign Sapphire jewelry.

The processing of our rough Australian sapphires is done at third party contract cutting factories in Asia and includes sorting rough parcels of sapphires and cutting and polishing rough stones. We use two freelance design specialists and two freelance CAD rendering specialists and our jewelry is manufactured in the US by a contract manufacturer. The Company’s two full time employees manage this process.

Reign Sapphires is our color gemstone brand and we intend to launch our inaugural jewelry collection via our website www.reignsapphires.com late in the second quarter of 2016. The sample jewelry collection has been designed and manufactured and is ready for production.

Our core values are to offer consumers conflict free sapphires; sapphires that are mined from a verified source; sapphires that have been procured directly from miners, sapphires that are ethically processed and sapphires that are natural (not synthetic). In addition, we intend to feature exclusively Australian sapphires in our initial jewelry collections. The Company has sufficient inventory to launch the sample collection.

The design direction for the collection we intend to offer is reflective of old Hollywood glamour meeting turn of the century. The inaugural collections we intend to offer are Reign Day-to-Night; featuring classic & timeless pieces designed to complement versus take over and Reign Red-Carpet; featuring bold designs, made for the stars to hold a time and place in Hollywood’s history.

We intend to position Reign Sapphires as a premium brand in the price point and company of competitors such as Cartier; Harry Winston; Roberto Coin; Van Cleef & Arpels and Bvlgari. We believe that our competitors have certain existing advantages such as history and heritage; strong E-commerce and mobile presence; wholesale and flagship retail presence; strong social presence; a wide range of ancillary product offerings; strong public relations and marketing efforts; a balanced range of price points across the board; and consumer trust & recognition. However, we intend to set ourselves apart with strong brand identity and visuals, unique design and quality and brand awareness through traditional and social media.

The Company intends to focus its marketing initiatives on: (1) Business-to-Consumer (“B2C”) marketing to attract customers to the reignsapphires.com website, (2) Business-to-Business (“B2B”) marketing and sales efforts, to establish exclusive distribution partners, and eventually (3) building a strong retail presence to market the products directly to consumers on a retail level.

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The Company intends to initially focus marketing efforts in the U.S. and upon encountering three years of year on year growth in the U.S. with online, wholesale, and retail sales, the Company intends to expand its retail marketing efforts internationally.

The Company’s intends to launch a collection that includes rings, bracelets, and necklaces; using predominantly 1.5mm to 2.5mm diamond and princess cut sapphire melees. The Company intends to market the Red Carpet collection to households with annual income of $100,000 and greater and the Day-to-Night collection to households with income of $60,000 to $100,000.

Strategy

We intend to set itself apart from our competition by marketing three core offerings: (1) a “direct from the “mines-gate to retail” model for sapphires - rough sapphires to finished jewelry; a color gemstone brand; and a jewelry brand featuring Australian sapphires.

We intend to promote Reign Sapphires as conflict free, ethically processed and natural. We also intend to make video footage and pictures of the process available to consumers via our website www.reignsapphires.com.

The Company intends to focus primarily on the conflict free, procured from a verified source element well as quality and design.

We have no intentions or plans to merge with an unidentified company.

Products

The Company’s intends to launch two inaugural collections: Reign Day-to-Night; featuring classic & timeless pieces designed to complement versus take over and Reign Red-Carpet; featuring bold designs, made for the stars to hold a time and place in Hollywood’s history.

The company intends to include in these collections rings, bracelets, and necklaces; using predominantly 1.5mm to 2.5mm diamond and princess cut sapphire melees. The Company intends to market the Red Carpet collection to households with annual income of $100,000 and greater and the Day-to-Night collection to households with income of $60,000 to $100,000.

Market Opportunities & Marketing Strategy

Due to the nature of the industry’s products, households with annual income of $60,000 to $100,000 account for the largest proportion of jewelry industry sales; hence, households with annual income of $60,000 and greater are regarded as the primary Reign Sapphires day-to-night collection target consumer profile.

Demand for the industry’s products is largely driven by the needs and preferences of consumers, along with variations in the level of disposable income allocated toward their purchases. The Company intends to eventually also capitalize on fashion market opportunities by having a lower price point silver jewelry collection.

The Company intends to focus its marketing initiatives on: (1) Business-to-Consumer (“B2C”) marketing to attract customers to the reignsapphires.com website, (2) Business-to-Business (“B2B”) marketing and sales efforts, to establish distribution partners such as high-end fashion retailers, and eventually (3) building a strong retail presence to market the products directly to consumers on a retail level. The Company intends to initially focus marketing efforts in the U.S. and upon encountering three years of year on year growth in the U.S. with online, wholesale, and retail sales, the Company intends to expand its marketing efforts internationally.

The Company intends to attract retail customers to the reignsapphires.com website by spreading awareness of the company and its offerings by engaging the services of a digital marketing specialist and social media specialist. The Company also intends to hire a publicist as well as a marketing and branding specialist to manage print advertising campaigns and seasonal promotional activities. The Company intends to identify ideal locations for retail flagship stores that contain a large volume of walk-by traffic in communities with upper income residents.

The Company intends to form limited wholesale partnerships with retailers to sell the products at their retail boutiques, the benefit to Reign Sapphires is the promotion of the Company brand at the consumer level until we are in a position to open our own flagship stores. Prior to launching the Company’s sales campaign, the Company intends to develop and use association strategy to identify appropriate and strategic partners for co-marketing opportunities.

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Plan of Operations

As of the date of this prospectus, we have generated minimal revenue by selling loose finished gemstones to a number of wholesale customers. We currently have no operational retail website and no retail customers, our activities and operations have been limited to developing our business and financial plans as well as designing and sample manufacturing our inaugural collections which we intend to launch together with our retail website late in the second quarter of 2016. While we have obtained funding through a private placement completed in December 2015 and described elsewhere in this prospectus, we will not have the necessary capital to fully execute the first phase of our business plan until we are able to secure additional financing. There can be no assurance that such financing will be available on suitable terms. For further discussion of our plan of operations and future financing requirements, see “Use of Proceeds”.

We had no significant operating revenues through December 31, 2015. We expect to have operating revenues in the second half of 2016 as we launch our B2C marketing initiative. Revenues will be predominately the result of fine jewelry sales. At December 31, 2015 our cash balance was $638,824. Our plan of operations consists of:

•	Purchase rough sapphires from commercial miners in Australian and process the rough material into cut gemstones and finished jewelry.

•	Launch of our B2B marketing and sales efforts through the use of distribution partners and a high-end fashion retailers.

•	Launch of our B2C marketing and sales efforts through the use of Internet marketing, print advertising, promotions, and signage

•	Raise capital to launch Reign Sapphires, fund administrative infrastructure and ongoing operations until our operations generate positive cash flow.

Risks Associated with Our Business

Our business is subject to the risks and uncertainties discussed more fully in the section entitled “Risk Factors” immediately following this summary. In particular:

•	We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

•	We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

•	We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

•	Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

•	Our future success is dependent, in part, on the performance and continued service of Joseph Segelman, our President and CEO. Without his continued service, we may be forced to interrupt or eventually cease our operations.

•	Our business is subject to economic, political and social developments as well as political and currency risks and changes due to judicial, administrative and regulatory actions.

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•	We have limited financial resources and our independent public accountants’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

•	Our President and CEO, Joseph Segelman, beneficially owns or has the right to vote as to approximately 72.2% of our outstanding common stock in total. As a result, he will have the ability to control the operations of the company and substantially all matters submitted to our stockholders for approval.

•	We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

•	We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

•	We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders, and may issue shares of preferred stock that may adversely impact your rights as holders of our common stock.

•	State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell shares of our common stock.

•	The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

•	Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

Going Concern

We are an early stage company and have limited financial resources. Our independent registered public accountant included an explanatory paragraph in their opinions on our financial statements as of and for the periods ended December 31, 2015 and 2014 that states that Company losses from operations raise substantial doubt about its ability to continue as a going concern. While we have obtained funding through a private placement completed in December 2015 and described elsewhere in this prospectus, we will need to seek additional financing in the form of equity or debt financing from various sources as yet unidentified. Most if not all of our current efforts are on developing the Reign Sapphires brand and the development of our initial jewelry collections. No assurances can be given that we will generate sufficient revenue or obtain the necessary financing to continue as a going concern.

Corporate Information

The Company was incorporated in the State of Delaware on December 15, 2014. Our principal executive offices are located at 9465 Wilshire Boulevard Beverly Hills CA 90212, and our telephone number is (213 457 3772). Our website is www.reignsapphires.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus.

Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012, and thus will be subject to reduced public company reporting requirements. Please refer to “Summary of Consolidated Financial Data” for more information about our status as an “emerging growth company”.

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The Offering

We have authorized capital stock consisting of 150,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 10,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 34,623,000 shares of Common Stock issued and outstanding as of the date of this prospectus. Through this offering we will register a total of 3,923,000 shares of common stock currently issued to our selling stockholders. After the registration statement for such shares becomes effective, the selling stockholders will sell shares at a fixed price of $0.50; however, if at such time our shares are quoted on the OTC Bulletin Board (“OTCBB”) operated by FINRA (Financial Industry Regulatory Authority) the selling stockholders may sell their shares at prevailing market prices or at privately negotiated prices. There is no arrangement to address the possible effect of the offering on the price of the stock. None of the proceeds from the sale of shares by the selling stockholders will be utilized or given to the Company.

Securities being offered by the Selling Stockholders	3,923,000 shares of common stock offered by selling stockholders in a resale offering.

Offering price per share	The selling stockholders will sell the shares at a fixed price per share of $0.50. The selling stockholders may, however, if at such time it occurs that our shares are quoted on the OTCBB, sell their shares at prevailing market prices or in privately negotiated transactions. The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings, if any, or net worth.

Number of shares outstanding after the offering of common stock by the Selling Stockholders	34,623,000 common shares.

Market for the common shares; trading symbol	Prior to this offering, no public market has existed for our common shares. The Company’s common stock is eligible for trading on the Over-the-Counter Pink Sheets, an electronic quotation service maintained by FINRA (Financial Industry Regulatory Authority) (“FINRA”), under the symbol “RGNP”, and the Company has been advised by FINRA that its common stock will be eligible for trading on the OTC Bulletin Board (“OTCBB”) operated by FINRA within 90 days of satisfaction of applicable regulatory requirements. However, even though our common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds	We will not receive any proceeds from the resale of our common shares by the selling stockholders, all of which proceeds will be paid directly to the selling stockholders.

Risk factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Common stock control	Joseph Segelman, our President and CEO, currently owns or otherwise controls 72.2% of the issued and outstanding common stock of the company, and will continue to own sufficient common shares to control the operations of the company.

Penny Stock regulation	The liquidity of our common stock is restricted as our common stock falls within the definition of a penny stock. These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect your ability to resell common stock that you purchase in this offering.

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Summary Financial Information

The following selected financial information is derived from the Company’s financial statements appearing elsewhere in this prospectus and should be read in conjunction with the Company’s financial statements, including the notes thereto, appearing elsewhere in this prospectus.

	Fiscal year Ended December31,
	2015	2014
Operating Statement Data:
Revenues	$29,207	$43,154
Gross Profit	19,277	17,904
Expenses	2,272,406	405,448

Profit (Loss) from Operations	(2,253,129)	(387,544)

Net Loss	(2,694,310)	(387,544)

Net Profit (Loss) Per Share	(0.09)	(0.01)

Balance Sheet Data:
Total Assets	$1,426,996	$562,268

Total Liabilities	$1,509,004	$462,835

Common Shares
Issued and Outstanding	34,323,000	29,855,000

Shareholders’ (Deficit) Equity	$(82,008)	$99,433

Emerging Growth Company

The recently enacted Jumpstart Our Business Startups Act of 2012, or the JOBS Act, is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Although we are still evaluating our options under the JOBS Act, we may take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company” and thus the level of information we provide may be different than that of other public companies. If we do take advantage of any of these exemptions, some investors may find our securities less attractive, which could result in a less active trading market for our common stock, and our stock price may be more volatile.

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We are electing to not opt out of the JOBS Act extended accounting transition period. This may make our financial statements more difficult to compare to other companies. Pursuant to the JOBS Act, as an emerging growth company we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the standard for the private company. This may make it difficult or impossible to compare our financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period as possible different or revised standards may be used.

We will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

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RISK FACTORS

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risk factors described below and all of the information contained in this prospectus relating to our business before deciding whether to purchase our common stock. These are the risks and uncertainties we believe are most important for you to consider. If any of the following risks actually occur, our business, prospects, financial condition and results of operations could be negatively affected to a significant extent. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment in our common stock. Please also see “Disclosure Regarding Forward-Looking Statements.”

Risks Relating to Our Company and Our Industry

We have virtually no financial resources and our independent public accountants’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

We are an early stage company and have limited financial resources. Our independent registered public accounting firm included an explanatory paragraph in their opinions on our financial statements as of and for the years ended December 31, 2015 and 2014 that states that Company losses from operations raise substantial doubt about its ability to continue as a going concern. While we have obtained funding through a private placement completed in December 2015 and described elsewhere in this prospectus, we will need to seek additional financing in the form of equity or debt financing from various sources as yet unidentified. Most if not all of our current efforts will be spent on developing the Reign Sapphires brand and the development of our initial jewelry collections. No assurances can be given that we will generate sufficient revenue or obtain the necessary financing to continue as a going concern.

We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

While we have obtained funding through a private placement completed in December 2015 and described elsewhere in this prospectus,, we will need to raise a minimum of $2,500,000 to execute our business plan through public or private debt or equity sales in order to fund our future operations. These financings may not be available when needed and we do not know when we expect to raise the required funds. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, covenants, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

We note that our ability to raise additional funds may be impeded by our obligations to the purchasers of our convertible notes, as described elsewhere in this prospectus. Each note contains certain negative covenants, including prohibitions on incurrence of indebtedness and liens. The Notes include customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of our common stock from trading.  If such an event of default occurs, the holders of the notes may be entitled to take various actions, which may include the acceleration of amounts due under the Notes and accrual of interest. In addition, the notes are collectively collateralized by substantially all of our assets.

The Company, being a start-up company has generated minimal revenue since our inception in December 2014.

We are a start-up company. Our ability to continue as a going concern is dependent upon our ability to commence a commercially viable operation and to achieve profitability. Since our inception in December 2014, we have generated minimal revenue, and currently have only limited operations. These factors raise substantial doubt about our ability to continue as a going concern. We may not be able to generate revenues in the future and as a result the value of our common stock may become worthless. There are no assurances that we will be successful in raising additional capital or successfully developing and commercializing our products and become profitable.

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We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

We have no significant assets or financial resources. The likelihood of our success must be considered in light of the expenses and difficulties in development of worldwide clients, customers, recruiting and keeping clients and/ or customers and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history we may not be profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

Although members of our management team have significant experience in investment, no investments have yet been made by the Company and the Company does not have an established trading record. As a result, prospective investors will have limited historical information available to them with which to evaluate our business, making it more difficult to identify its long-term trends and developments. In evaluating our future performance and prospects, investors should consider the risks, expenses, uncertainties and obstacles that we may face in implementing our strategy and in conducting our current and planned business activities.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Some of our competitors will have greater financial and operational resources than us. New competitors and changes in the competitive environment may increase competitive pressures or reduce market prices for our products and services and the investment opportunities in them. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in demand for our products based on season; our ability to retain existing customers or encourage repeat purchases; our ability to manage our product inventory; general economic conditions; advertising and other marketing costs; costs of expanding to other products. As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our future success is dependent, in part, on the performance and continued service of Joseph Segelman, our President and CEO. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Joseph Segelman, our President and CEO. For example, as noted elsewhere in this prospectus, we have no formal contracts with our suppliers and manufacturers and our business dealings with those parties are based solely on long-standing personal relationships between them and Mr. Segelman. If he should resign or die we will not have a President or CEO. If that should occur, until we find another person to serve in those capacities our operations could be suspended as we would not have access to the aforementioned relationships with suppliers and manufacturers. In that event it is possible you could lose most if not all of your entire investment.

Our future success is dependent on our implementation of our business plan. We have many significant steps still to take.

Our success will depend in large part in our success in achieving several important steps in the implementation of our business plan, including the following: development of customers, implementing order processing and customer service capabilities, and management of business process. If we are not successful, we will not be able to fully implement or expand our business plan.

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Our success depends upon our ability to attract and hire key personnel and the pool of potential employees may be small and in high demand by our competitors. Our inability to hire qualified individuals will negatively affect our business, and we will not be able to implement or expand our business plan.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled technical employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. Our management has limited experience in recruiting key personnel which may hurt our ability to recruit qualified individuals. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

If we cannot effectively increase and enhance our sales and marketing capabilities, we may not be able to increase our revenues.

We need to further develop our sales and marketing capabilities to support our commercialization efforts. If we fail to increase and enhance our marketing and sales force, we may not be able to enter new or existing markets. Failure to recruit, train and retain new sales personnel, or the inability of our new sales personnel to effectively market and sell our products, could impair our ability to gain market acceptance of our products.

Our President and CEO, Joseph Segelman, beneficially owns or has the right to vote as to approximately 72.2% of our outstanding common stock in total. As a result, he will have the ability to control the operations of the Company and substantially all matters submitted to our stockholders for approval including:

•	Election of our board of directors;

•	Removal of any of our directors;

•	Amendment of our Certificate of Incorporation or bylaws;

•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, he is able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Segelman’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our growth will place significant strains on our resources.

The Company is currently in its development stage, with only limited operations, and has generated minimal revenue since inception. The Company’s growth, if any, is expected to place a significant strain on the Company’s managerial, operational and financial resources. Moving forward, the Company’s systems, procedures or controls may not be adequate to support the Company’s operations and/or the Company may be unable to achieve the rapid execution necessary to successfully implement its business plan. The Company’s future operating results, if any, will also depend on its ability to add additional personnel commensurate with the growth of its operations, if any. If the Company is unable to manage growth effectively, the Company’s business, results of operations and financial condition will be adversely affected.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

14

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

We are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, that are necessary to remain as an SEC reporting company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

We note that in connection with our periodic filings of financial information with the SEC as required under the Exchange Act, we evaluated the effectiveness of our disclosure controls and procedures as defined in SEC Rules 13a-15(e) and 15d-15(e) and based on such evaluation our management identified deficiencies that were determined to be a material weakness. A material weakness is a deficiency, or a combination of deficiencies, in disclosure controls and procedures, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. Because of the material weaknesses, our management concluded that our disclosure controls and procedures were ineffective to ensure that information required to be disclosed by us in the reports we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules. The specific material weaknesses identified by the company’s management included the following:

•	We are lacking qualified resources to perform the internal audit functions properly. In addition, the scope and effectiveness of our internal audit function are yet to be developed.

•	We currently do not have an audit committee.

•	We are relatively inexperienced with certain complexities within USGAAP and SEC reporting.

15

Despite the material weaknesses reported above, our management believes that our financial statements included in the reports we file or submit under the Exchange Act fairly present in all material respects our financial condition, results of operations and cash flows for the periods presented and that this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such statements.

Our business is subject to economic, political and social developments as well as political and currency risks and changes due to judicial, administrative and regulatory actions.

Various laws, regulations and taxes may affect our ability to conduct business in our chosen sphere of operation. New or amended laws, rules, regulations or ordinances could require significant unanticipated expenditures or impose restrictions on the development of our business. Such laws, rules, regulations or ordinances may also adversely affect our ability to operate our business. The Company’s business and prospects are subject to economic, political and social developments in its main countries of operation, specifically Australia and the United States of America. In particular, our business may be adversely affected by changes in those countries’ political, economic and social conditions; changes in policies of the government or changes in laws and regulations or the interpretation of laws and regulations; changes in foreign exchange regulations; measures that may be introduced to control inflation, such as interest rate increases; and changes in the rate or method of taxation.

Existing political conditions are subject to the introduction of new legislation, amendments to existing legislation by governments or the interpretation of those laws by governments which could impact adversely on the assets, operations and ultimate financial performance of the Company and its investments. Lack of political stability, changes in political attitudes and changes to government regulations relating to foreign investment and mining are beyond the control of the Company and may adversely affect its business and its investments. Operations may be affected to varying degrees by government regulation with respect to restrictions on various areas, including production, employment costs, price controls, income taxation, expropriation of property and environmental legislation.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

Prior to this offering, no public market has existed for our securities. The Company’s common stock is eligible for trading on the Over-the-Counter Pink Sheets, an electronic quotation service maintained by FINRA (Financial Industry Regulatory Authority) (“FINRA”), under the symbol “RGNP”, and the Company has been advised by FINRA that its common stock will be eligible for trading on the OTC Bulletin Board (“OTCBB”) operated by FINRA within 90 days of satisfaction of applicable regulatory requirements. However, even though our common shares may become eligible for trading on the OTCBB, it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Even if there is a public trading market for our common stock you may have difficulty realizing the value of your investment in our stock.

Prospective investors should be aware that the value of any investment in our company may go down as well as up. Investors may therefore realize less than their original investment and could lose their entire investment. The market value of an investment in our company may not necessarily accurately reflect its underlying value. Although the common shares are proposed to be quoted on the on the OTCBB, this should not be taken as implying that there will be a liquid market in these securities. An investment in these securities may thus be difficult to realize and you may sustain a total loss of your investment. The market for shares in smaller companies is less liquid than for larger companies. Our common shares may not be suitable as a short-term investment. Consequently, our common shares may be difficult to buy and sell and the price may be subject to greater fluctuations than shares of larger companies. There can be no guarantee that we will achieve our investment objectives or that our investments will achieve returns to justify the initial valuation, or that our common shares will be able to achieve a higher valuation in the future, or if achieved, that such valuation will be maintained.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

It is possible that we will need to raise further funds in the future. There is no guarantee that the then prevailing market conditions will allow for such fundraising or that new investors will be prepared to subscribe for common shares. Our Certificate of Incorporation authorizes the issuance of 150,000,000 shares of common stock, of which 34,623,000 shares are issued and outstanding as of the date of this prospectus. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

16

There are a large number of shares underlying our convertible notes and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As discussed elsewhere in this prospectus, we have outstanding convertible notes (which may be converted into approximately 7,187,542 shares of our common stock as of the date of this prospectus) and outstanding warrants to purchase 7,187,542 shares of our common stock as of the date of this prospectus. In addition, the number of shares of our common stock issuable upon conversion of the outstanding convertible notes and/or exercise of the outstanding warrants may increase pursuant to the anti-dilution provisions included in such notes and warrants. The future sale of these shares may adversely affect the market price of our common stock and result in dilution to our stockholders.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

As discussed above, we may need to raise further funds in the future and there is no guarantee that new investors will be prepared to subscribe for common shares and may require that we issue them securities whose rights, preferences and privileges are senior to the holders of common shares. Our Certificate of Incorporation authorizes us to issue up to 10,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. In addition, as discussed elsewhere in this prospectus, our agreements with the purchasers of our outstanding convertible notes contain certain negative covenants including prohibitions on dividends. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $75,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

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State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell shares of our common stock.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Relating to this Offering

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

Prior to this offering, no public market has existed for our common shares. The Company’s common stock is eligible for trading on the Over-the-Counter Pink Sheets, an electronic quotation service maintained by FINRA (Financial Industry Regulatory Authority) (“FINRA”), under the symbol “RGNP”, and the Company has been advised by FINRA that its common stock will be eligible for trading on the OTC Bulletin Board (“OTCBB”) operated by FINRA within 90 days of satisfaction of applicable regulatory requirements. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $165,000. We will have to utilize funds from Joseph Segelman. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $75,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to maintain our quotation on the OTCBB.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any supplement to this prospectus, includes “forward-looking statements” that involve risk and uncertainties. To the extent that the information presented in this prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this prospectus. Such statements speak only as of the date of such statement and, except as may be required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements herein to conform such statements to our actual results. Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements.

Market, Industry and Other Data

This prospectus contains estimates, projections and other information concerning our industry, our business and the markets for our products and services, including data regarding the estimated size of those markets, their projected growth rates and the perceptions and preferences of customers, as well as data regarding market research, estimates and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources that we believe are reliable. We have not commissioned any of the third-party data presented in this prospectus. In some cases, we do not expressly refer to the sources from which this data are derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph are derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

USE OF PROCEEDS

We will not receive any proceeds from the resale of our common shares by the selling stockholders, all of which proceeds will be paid directly to the selling stockholders.

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SELECTED FINANCIAL DATA

The following table summarizes our selected financial data for the periods and as of the dates indicated. Our selected statements of operations data for the years ended December 31, 2015 and 2014, and our selected balance sheet data as of December 31, 2015 and 2014, have been derived from our audited financial statements included elsewhere in this filing. Our financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. Our historical results are not necessarily indicative of the results to be expected for any future periods. Our selected financial data should be read together with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with our financial statements and their related notes, which are included elsewhere in this prospectus.

	For the Years
	Ended
	December 31,
	2015	2014

Revenues	$29,207	$43,154

Cost of Sales	9,930	25,250

Gross Profit	19,277	17,904

Operating expenses:
Marketing expenses	42,990	5,567
Stock based compensation- related party	1,395,869	—
General and administrative	833,547	399,881
Total operating expenses	2,272,406	405,448
Loss from operations	(2,553,129)	(387,544

Other expense:
Interest expense	441,181	—
Total other expense	441,181	—

Loss before income taxes	(2,694,310)	(387,544
Income taxes	—	—

Net loss	$(2,694,310)	$(387,544

Net loss per share, basic and diluted	$(0.09)	$(0.01

Weighted average number of shares outstanding
Basic and diluted	30,992,608	27,951,849

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	December 31, 2015	December 31, 2014

ASSETS
Current assets:
Cash	$638,824	$95
Accounts receivable	-	9,431
Inventory	509,788	422,509
Prepaid expenses	13,623	51,768
Total current assets	1,162,235	483,803

Equipment, net	4,761	3,465
Intangible assets	260,000	—
Deferred offering costs	—	75,000
Total assets	$1,426,996	$562,268

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable - related party	$396,819	$103,194
Accrued compensation - related party	516,000	276,000
Advance from shareholder	55,504	83,641
Derivative liabilities	88,983	—
Warrant liabilities	439,107	—
Total current liabilities	1,496,413	462,835
Long-term liabilities:
Convertible notes, less unamortized debt discount of $849,909 at December 31, 2015	12,591	—
Total long-term liabilities	12,591	—
Total liabilities	1,509,004	462,835

Commitments and contingencies

Stockholders’ (deficit) equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding at December 31, 2015 and 2014, respectively	—	—
Common stock, $0.0001 par value, 150,000,000 shares authorized; 34,323,000, 29,855,000 shares issued and outstanding at December 31, 2015 and 2014, respectively	3,432	2,985
Additional paid-in-capital	3,241,137	728,715
Accumulated deficit	(3,326,577)	(632,267
Total stockholders’ (deficit) equity	(82,008)	99,433
Total liabilities and stockholders’ (deficit) equity	$1,426,996	$562,268

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the portion of this prospectus entitled “Selected Financial Data” and our financial statements and related notes included elsewhere in this prospectus. This discussion and other parts of this prospectus contain forward-looking statements that involve risk and uncertainties, such as statements of our plans, objectives, expectations, intentions, and beliefs. Our actual results may differ materially from those discussed in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and in other parts of this prospectus, and you should not place undue certain on these forward-looking statements, which apply only as of the date of this prospectus. See “Disclosure Regarding Forward-Looking Statements”.

We are an emerging growth company as defined in Section 2(a) (19) of the Securities Act. Pursuant to Section 107 of the Jumpstart Our Business Startups Act, we may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, meaning that we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to take advantage of the extended transition period for complying with new or revised accounting standards applicable to public companies to delay adoption of such standards until such standards are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Historical Development

Reign Sapphire Corporation (“RSC”) was established on December 15, 2014 in the State of Delaware as a “mines-gate to retail” model for sapphires – rough sapphires to finished jewelry; a color gemstone brand; and a jewelry brand featuring Australian Sapphires.

We have developed relationships with a number of commercial miners in Australia and purchase rough sapphires in bulk, directly from these commercial miners. We outsource the processing of the rough material to facilities in Asia that meet our quality and ethical criteria and standards, We engage the services of a quality control specialist based in Asia to assist in this process. The outsourced processing includes sorting rough parcels of sapphires and cutting and polishing rough stones. We believe that consumers will appreciate that our sapphires come from a verified source and are processed under our oversight and supervision.

We started as UWI Holdings Corporation (previously known as Australian Sapphire Corporation) (“UWI”) and was established on May 31, 2013 in the Province of New Brunswick, Canada and listed on the GXG Markets in the UK.

On December 31, 2014, UWI entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations with us, pursuant to which UWI transferred all of its net assets to us. The sole shareholder of UWI along with his spouse retained 100% ownership of Reign and were issued 27,845,000 of Reign common shares in exchange for the 16,000,250 outstanding shares of UWI. There was no significant tax consequence to this exchange. As a result, we are considered to be the continuation of the predecessor UWI. All historical financial information prior to the reorganization is that of UWI. While UWI was previously known as “Australian Sapphire Corporation”, the “Australian Sapphire Corporation” referred to elsewhere in this filing as a current shareholder of the Company is a different entity, a California corporation, formed by Mr. Segelman to hold shares of the Company engage in gemstone marketing consultancy.

Prior to the reorganization, we were authorized to issue 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. On May 8, 2015, our certificate of incorporation was amended to increase the authorized common shares to 100,000,000 and preferred shares to 10,000,000. On December 22, 2015, our certificate of incorporation was amended to increase the authorized number common shares to 150,000,000 with the authorized number of preferred shares remaining at 10,000,000.

For share and earnings per share information, we have retroactively restated per share and the outstanding shares for weighted average shares used in the basic and diluted earnings per share calculations for all periods presented, as a result of the reorganizations.

We began our planned principal operations, and accordingly, we have prepared our financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

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Recent Developments

Financing Transactions

We started as UWI (previously known as Australian Sapphire Corporation) which was established on May 31, 2013 in the Province of New Brunswick, Canada. On December 31, 2014, UWI entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations with Reign, pursuant to which UWI transferred all of its net assets to Reign. The sole shareholder of UWI along with his spouse retained 100% ownership of Reign and were issued 27,845,000 of Reign common shares in exchange for the 16,000,250 outstanding shares of UWI. There was no significant tax consequence to this exchange. As a result, Reign is considered to be the continuation of the predecessor UWI. All historical financial information prior to the reorganization is that of UWI. While UWI was previously known as “Australian Sapphire Corporation”, the “Australian Sapphire Corporation” referred to elsewhere in this filing as a current shareholder of the Company is a different entity, a California corporation, formed by Mr. Segelman to hold shares of the Company engage in gemstone marketing consultancy.

Prior to the reorganization, our articles of incorporation were authorized to issue 50,000,000 shares of common stock, each having a par value of $0.0001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested. We were also authorized to issue 5,000,000 shares of Preferred Stock, each having a par value of $0.0001. On May 8, 2015, our certificate of incorporation was amended to increase the authorized common shares to 100,000,000 and preferred shares to 10,000,000. On December 22, 2015, our certificate of Incorporation was amended to increase the authorized number common shares to 150,000,000 with the authorized number of preferred shares remaining at 10,000,000.

For share and earnings per share information, we have retroactively restated per share and the outstanding shares for weighted average shares used in the basic and diluted earnings per share calculations for all periods presented, as a result of the reorganizations.

Our Board of Directors are authorized to provide for the issue of any and all of the unissued and undesignated shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and qualifications, limitations, or restrictions thereof, as shall be stated an expressed in the resolution adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the Delaware General Corporation Law.

Securities Purchase Agreement

On December 23, 2015, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to certain institutional investors Alpha Capital Anstalt and Brio Capital Master Fund Ltd. (collectively “Purchasers”) of up to (i) 2,500,000 shares of our Common Stock (the “Incentive Shares”); (ii) $862,500 aggregate principal amount of Secured Convertible Notes (the “Notes”) and (iii) Common Stock Purchase Warrants to purchase up to an aggregate of 7,187,542 shares of our Common Stock (the “Warrants”).  The Incentive Shares, Notes and Warrants were issued on December 23, 2015 (the “Original Issue Date”). Purchasers received (i) Incentive Shares at the rate of 2.8986 Incentive Shares for each $1.00 of Note principal issued to such Purchaser; (ii) a Note with a principal amount of $1.00 for each $0.86956 for each $1.00 paid by each purchaser for such purchaser’s Note; and (iii) Warrants to purchase up to a number of shares of Common Stock equal to 100% of such purchaser’s Note principal amount divided by $0.12 (“Purchaser Conversion Price”), the conversion price in effect on the Initial Closing Date, with a per share exercise price equal to $0.30, subject to adjustment. The aggregate cash subscription amount received by the Company from the purchasers for the issuance of the Incentive Shares, Notes and Warrants was $724,500 (the “Subscription Amount”) which was issued at a $138,000 discount from the face value of the Note.

The Notes mature on June 23, 2017, eighteen (18) months after the Original Issue Date, and provide for interest to accrue at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law after the occurrence of any event of default as provided in the Notes. At any time after the Original Issue Date, the holders, at their option, may convert the outstanding principal balance and accrued interest into shares of our Common Stock. The initial conversion price for the principal and interest in connection with voluntary conversions by a holder of a Note is $0.12 per share, subject to adjustment as provided therein. Each Note, for example, is subject to adjustment upon certain events such as stock splits and has full ratchet anti-dilution protections for issuance of securities by us at a price that is lower than the conversion price. Each Note also contains certain negative covenants, including prohibitions on incurrence of indebtedness, liens, charter amendments, dividends, redemption. None of the holders of the Note have the right to convert any portion of their Note if it (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. The Notes include customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of our Common Stock from trading.  If such an event of default occurs, the holders of the Notes may be entitled to take various actions, which may include the acceleration of amounts due under the Notes and accrual of interest as described above. The Notes are collectively collateralized by substantially all of our assets and guarantees of payment of the Notes have also been delivered by Joseph Segelman, the Chief Executive Officer and President of the Company, and Australian Sapphire Corporation (“ASC”), a stockholder of the Company which is wholly-owned by Joseph Segelman, guaranteed payment of all amounts owed under the Notes, subject to the terms of such guaranty agreements.

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In addition, until one year after the initial trading date of a Registration Statement which registers all then outstanding or issuable underlying shares, the Purchasers shall have the right to participate in an amount of subsequent financing equal to 100% of the Purchase Agreement.

Optional Redemption

The Notes provide that commencing six (6) months after the Original Issue Date, we will have the option of prepaying the outstanding principal amount of the Notes (an “Optional Redemption”), in whole or in part, by paying to the holders a sum of money in cash equal to one hundred percent (100%) of the principal amount to be redeemed, together with accrued but unpaid interest thereon, if any, and any and all other sums due, accrued or payable to the holder arising under the Note through the Redemption Payment Date and 2.8986 shares of our Common Stock for each $1.00 of Note principal amount being redeemed. A Notice of Redemption, if given, may be given on the first Trading Day following twenty (20) consecutive Trading Days during which all of the “Equity Conditions”, as defined, have been in effect.

Purchaser Conversion

The Purchaser has the right at any time after the Original Issue Date until the outstanding balance of the Note has been paid in full, to convert all or any part of the outstanding balance into shares (“Purchaser Conversion Shares”) of our common stock, of the portion of the outstanding balance being converted (the “Conversion Amount”) divided by the Purchaser Conversion Price of $0.12, subject to potential future adjustments described below. If the total outstanding balance of the Note were convertible as of December 31, 2015, the Note would have been convertible into 7,187,500 shares of our common stock.

We evaluated the note under the requirements of ASC 480 “Distinguishing Liabilities From Equity” and concluded that the Note does not fall within the scope of ASC 480. We next evaluated the Note under the requirements of ASC 815 “Derivatives and Hedging”. Due to the existence of the anti-dilution provision which reduces the Purchaser Conversion Price in the event of subsequent dilutive issuances by us below the Purchaser Conversion Price as described above, the Purchaser Conversion feature does not meet the definition of “indexed to” our stock, and the scope exception to ASC 815’s derivative accounting provisions does not apply. We also evaluated the embedded derivative criteria in ASC 815, and concluded that the Purchaser Conversion feature meets all of the embedded derivative criteria in ASC 815, and therefore, the Purchaser Conversion feature meets the definition of an embedded derivative that should be separated from the note and accounted for as a derivative liability.

The embedded derivative was recorded as a derivative liability on the Balance Sheet at its fair value of $88,983 at the date of issuance of the Note and at December 31, 2015 as any change in the fair value was deemed immaterial. The fair value of the embedded derivative liability is measured in accordance with ASC 820 “Fair Value Measurement”, using “monte carlo simulation” modeling incorporating the following inputs:

Year Ended December 31, 2015

Expected dividend yield	0.00%
Expected stock-price volatility	50.0%
Risk-free interest rate	0.47% - 0.86%
Expected term of options (years)	.5 - 1.5
Stock price	$0.25
Conversion price	$0.12

At each subsequent reporting date, the fair value of the embedded derivative liability will be remeasured and changes in the fair value will be recorded in the Statements of Operations.

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Purchaser Warrants

The Purchaser Warrants allow the Purchaser to purchase up to a number of shares of common stock equal to 100% of such purchaser’s Note principal amount divided by $0.12, the conversion price in effect on the Initial Closing Date, with a per share exercise price equal to $0.30, subject to adjustment.

The term of the Purchaser Warrants is at any time on or after the six (6) month anniversary of the Original Issue Date and on or prior to the five (5) year anniversary of the Initial Trading Date of our common stock on a Trading Market.

The exercise price of the Purchaser Warrants is $0.30 per share of our common stock, as may be adjusted from time to time pursuant to the antidilution provisions of the Purchaser Warrants.

The Purchaser Warrants are exercisable by the Purchaser in whole or in part, as either a cash exercise or as a “cashless” exercise.

We evaluated the Warrants under ASC 480 “Distinguishing Liabilities From Equity” and ASC 815 “Derivatives and Hedging”. Due to the existence of the antidilution provision, which reduces the Exercise Price and Conversion Price in the event of subsequent Dilutive Issuances, the Purchaser Warrants are not indexed to our common stock, and we determined that the Purchaser Warrants meet the definition of a derivative under ASC 815. Accordingly, the Purchaser Warrants were recorded as derivative liabilities in the Balance Sheet at their fair value of $439,107 at the date of issuance and at December 31, 2015 as any change in the fair value was deemed immaterial. The fair value of the Purchaser Warrants is measured in accordance with ASC 820 “Fair Value Measurement”, using “monte carlo simulation” modeling, incorporating the following inputs:

Year Ended December 31, 2015

Expected dividend yield	0.00%
Expected stock-price volatility	50.0%
Risk-free interest rate	1.74%
Expected term of options (years)	.5 - 1.5
Stock price	$0.25
Exercise price	$0.30

At each subsequent reporting date, the fair value of the Purchaser Warrants will be remeasured and changes in the fair value will be reported in the Statements of Operations.

Purchaser Common Stock

The Purchasers were issued a total of 2,500,000 shares of our common stock, valued at $625,000 (based on the estimated fair value of the stock on the date of grant).

At inception, the total proceeds $724,500 received by us for the Note, Purchaser Common Stock, and Purchaser Warrants, was allocated first to the Purchaser Common Stock, Purchaser Warrants, and embedded derivative liabilities at their initial fair values determined at the issuance date. The difference between the full fair value of Purchaser Common Stock, Purchaser Warrants, and embedded derivative liabilities of $1,153,090 and the proceeds of $724,500 was recorded as $433,590 (including $5,000 paid by the CEO on our behalf) of interest expense in the Statements of Operations for the year ended December 31, 2015.

Stock Transactions

On April 1, 2016, we issued a total of 300,000 restricted common shares, valued at $75,000 (based on the estimated fair value of the stock on the date of grant) for outside advisory and consulting services.

On July 15, 2015, we issued a total of 618,000 restricted common shares, valued at $154,500 (based on the estimated fair value of the stock on the date of grant) for marketing, investor relations, and outside consulting services.

On July 15, 2015, we issued 10,000 restricted common shares, valued at $2,500 (based on the estimated fair value of the stock on the date of grant) to a Brother-in-law of our CEO for marketing services.

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On June 30, 2015, the Company issued an aggregate of 1,000,000 shares of restricted common stock to an unrelated third party, valued at $250,000 (based on the estimated fair value of the stock on the date of grant) plus $10,000 accrued in accounts payable for the purchase of two trademarks. The Company has recorded a total of $260,000 as intangible assets in the accompanying Balance Sheet at December 31, 2015.

In February and March 2015, we issued an aggregate of 300,000 shares of restricted common stock, valued at $75,000 (based on the estimated fair value of the stock on the date of grant) for legal services associated with our initial public offering.

In February 2015, we issued 40,000 shares of restricted common stock, valued at $10,000 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services rendered.

On December 30, 2014, we issued 1,200,000 restricted common shares to an unrelated third party for the purchase of inventory with an estimated fair market value of $300,000. We valued the shares based on the estimated fair market value of the inventory, which was more readily determinable than the fair value of the stock.

In fiscal year 2014, we issued 85,000 shares of restricted common stock, valued at $16,800 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services rendered.

In fiscal year 2014, we issued 400,000 shares of restricted common stock, valued at $64,400 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services to be rendered, recorded.

On December 31, 2014, the Company issued 25,000 shares of restricted common stock, valued at $6,250 (based on the estimated fair value of the stock on the date of grant) to a Brother-in-law of the Company’s CEO for services rendered.

On December 31, 2014, we issued 300,000 shares of restricted common stock, valued at $75,000 (based on the estimated fair value of the stock on the date of grant) for legal services associated with our initial public offering.

Stock Based Compensation

On May 1, 2015 (“Grant Date”), the Company issued to its Chief Executive Officer and director (“CEO”), options to purchase 10,000,000 shares of our common stock under the Company’s 2015 Equity Incentive Plan (the “2015 Plan”), valued at $2,500,000 (based on the Black Scholes valuation model on the date of grant). We recognized expense of $1,395,869 for the year ended December 31, 2015, respectively, within stock based compensation – related party in the Statement of Operations.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us on which to base an evaluation of our performance. To date, we have not generated significant revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and possible cost overruns due to increases in the cost of services. To become profitable and competitive, we must receive additional capital. We have no assurance that future financing will materialize. If that financing is not available we may be unable to continue operations.

Overview of Presentation

The following Management’s Discussion and Analysis (“MD&A”) or Plan of Operations includes the following sections:

•	Plan of Operations

•	Results of Operations

•	Liquidity and Capital Resources

•	Capital Expenditures

•	Going Concern

•	Critical Accounting Policies

•	Off-Balance Sheet Arrangements

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Plan of Operations

Reign Sapphire Corporation was established as a “mines-gate to retail” model for sapphires - rough sapphires to finished jewelry; a color gemstone brand; and a jewelry brand featuring Australian Sapphires. We are not an exploration or mining company and are not engaged in exploration or mining activities. We purchase rough sapphires in bulk, directly from commercial miners in Australia, and we intend to oversee each step of the process as the stones go from the miners-gate to the consumer as Reign Sapphire jewelry.

The processing of rough Australian Sapphires is done at our contract cutting factories in Asia and includes sorting rough parcels of sapphires and cutting and polishing rough stones. The processing and manufacturing costs are part of inventory costs in the use of proceeds section of this document.

Reign Sapphires is our color gemstone brand and we intend to launch our inaugural jewelry collection via our website www.reignsapphires.com in the second calendar quarter of 2016. The sample Jewelry collection has been designed and manufactured and is ready for production.

Our core values are to offer consumers conflict free sapphires; sapphires that are mined from a verified source; sapphires that have been procured directly from miners, sapphires that are ethically processed and sapphires that are natural (not synthetic). In addition, we intend to feature exclusively Australian sapphires in our initial jewelry collections. The company has sufficient inventory to launch the sample collection.

The design direction for the collection we intend to offer is reflective of old Hollywood glamour meeting turn of the century. The inaugural collections we intend to offer are Reign Day-to-Night; featuring classic & timeless pieces designed to complement versus take over and Reign Red-Carpet; featuring bold designs, made for the stars to hold a time and place in Hollywood’s history.

We intend to position Reign Sapphires as premium brand in the price point and company of competitors such as Cartier; Harry Winston; Roberto Coin; Van Cleef & Arpels and Bvlgari. We believe that our competitors have certain existing advantages such as history and heritage; strong E-Commerce and mobile presence; wholesale and flagship retail presence; strong social presence; a wide range of ancillary product offerings; strong public relations and marketing efforts; a balanced range of price points across the board; and consumer trust & recognition.

However, we intend to set ourselves apart with strong brand identity and visuals, unique design and quality and brand awareness through traditional and social media.

The Company intends to focus its marketing initiatives on: (1) Business-to-Consumer (“B2C”) marketing to attract customers to the reignsapphires.com website, (2) Business-to-Business (“B2B”) marketing and sales efforts, to establish exclusive distribution partners, and eventually (3) building a strong retail presence to market the products directly to consumers on a retail level.

The Company’s intends to launch a collection that includes rings, bracelets, and necklaces; featuring predominantly 1.5mm to 2.5mm diamond and princess cut sapphire melees. The Company intends to market the Red Carpet collection to households with annual income of $100,000 and greater and the Day-to-Night collection to households with income of $60,000 to $100,000.

The Company intends to initially focus marketing efforts in the U.S. and upon encountering three years of year on year growth in the U.S. with online, wholesale, and retail sales, the Company intends to expand its retail marketing efforts internationally.

We believe that the cutting factories have sufficient capabilities to process the rough material required to supply the jewelry manufacturer with orders for our inaugural collection. We have prepared the CAD renderings, castings and molds required to mass-produce our jewelry. We have completed our market research and have retained the services of a publicist and marketing specialist to launch and promote Reign Sapphires, we have also identified the approximate location of our initial flagship location.

We will require a minimum of $2,500,000 to implement the business plan and intend to raise the additional funds needed to implement this plan but have no agreement in place or plans in place to raise such funds.

Strategy

Reign Sapphire Corporation intends to set itself apart from its competition by marketing three core offerings: a direct from the “mines-gate to retail” model for sapphires - rough sapphires to finished jewelry; a color gemstone brand; and a jewelry brand featuring Australian Sapphires.

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We intend to promote Reign Sapphires as conflict free, ethically processed and natural. We also intend to make video footage and pictures of the process available to consumers via our website www.reignsapphires.com.

The Company intends to focus primarily on the conflict free, procured from a verified source element well as quality and design.

Products

The Company’s intends to launch two inaugural collections: Reign Day-to-Night; featuring classic & timeless pieces designed to complement versus take over and Reign Red-Carpet; featuring bold designs, made for the stars to hold a time and place in Hollywood’s history. The Company intends to include in these collections rings, bracelets, and necklaces; using predominantly 1.5mm to 2.5mm diamond and princess cut sapphire melees.

Market Opportunities & Marketing Strategy

The Company intends to market the Red Carpet collection to households with annual income of $100,000 and greater and the Day-to-Night collection to households with income of $60,000 to $100,000.

Demand for the industry’s products is largely driven by the needs and preferences of consumers, along with variations in the level of disposable income allocated toward their purchases. The Company intends to eventually also capitalize on fashion market opportunities by having a lower price point silver jewelry collection.

The Company intends to focus its marketing initiatives on: (1) Business-to-Consumer (“B2C”) marketing to attract customers to the reignsapphires.com website, (2) Business-to-Business (“B2B”) marketing and sales efforts, to establish distribution partners such as high-end fashion retailers, and eventually (3) building a strong retail presence to market the products directly to consumers on a retail level. The Company intends to initially focus marketing efforts in the U.S. and upon encountering three years of year on year growth in the U.S. with online, wholesale, and retail sales, the Company intends to expand its marketing efforts internationally.

The Company intends to attract retail customers to the reignsapphires.com website by spreading awareness of the company and its offerings by engaging the services of a digital marketing specialist and social media specialist. The company also intends to hire a publicist as well as a marketing and branding specialist to manage print advertising campaigns and seasonal promotional activities. The Company intends to identify ideal locations for retail flagship stores that contain a large volume of walk-by traffic in communities with upper income residents.

The Company intends to form limited wholesale partnerships with retailers to sell the products at their retail boutiques, the benefit to Reign Sapphires is the promotion of the Company brand at the consumer level until we are in a position to open our own flagship stores. Prior to launching the Company’s sales campaign, the Company intends to develop and use association strategy to identify appropriate and strategic partners for co-marketing opportunities.

Plan of Operations

As of the date of this filing, we have generated minimal revenue by selling loose finished gemstones to a number of wholesale customers. We currently have no operational retail website and no retail customers, our activities and operations have been limited to developing our business and financial plans as well as designing and sample manufacturing our inaugural collection which we intend to launch together with our retail website late in the second calendar quarter of 2016. While we have obtained funding through a private placement completed in December 2015 and described elsewhere in this prospectus, we will not have the necessary capital to fully execute the first phase of our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if we raise such financing, we may not have sufficient capital to begin generating further revenues from operations.

We had no significant operating revenues through December 31, 2015. We expect to have operating revenues in the second half of 2016 as we launch our B2C marketing initiative. Revenues will be predominately the result of fine jewelry sales. At December 31, 2015 our cash balance was $638,824.

Our plan of operations consists of:

•	Purchase rough sapphires from commercial miners in Australian and process the rough material into cut gemstones and finished jewelry.

•	Launch of our B2B marketing and sales efforts through the use of distribution partners and high-end fashion retailers agreements.

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•	Launch of our B2C marketing and sales efforts through the use of internet marketing, print advertising, promotions, and signage agreements.

•	Raising additional capital with which to expand the sales and administrative infrastructure and fund ongoing operations until our operations generate positive cash flow.

In order to enable us to generate revenue within 12 months, our activities and milestones for the next 12 months include:

•	the development, creation and launch of a lifestyle visual marketing campaign (achieved through the engagement of a branding specialist, marketing consultant and creative director);

•	the development and roll-out of an E commerce platform and online experience (achieved through the engagement of a digital marketing specialist and E commerce specialist company);

•	the development and execution of a digital media marketing strategy (achieved through the engagement of a digital media specialist) and

•	the roll-out of red carpet placements and editorial activities (achieved through the engagement of a luxury markets publicist).

These marketing and promotional activities will take place concurrently and will be ongoing over the 12 months at a cost of $250,000. This is in addition to day-to-day operations and hiring of additional team members, financial activities and strategies at a cost of $275,000 over the next 12 months.

How We Generate Revenue

We recognize revenue at the time of sale. Revenues are presented net of refunds and known credits.

We currently have no retail sales or operational retail website. Revenue generated to date has been as a result of wholesale sales of loose gemstones; we intend to continue with wholesale sales of loose gemstones to a number of customers with one major customer contributing the bulk of our revenue until we are ready to launch our jewelry collection direct to consumers late in the second calendar quarter of 2016.

General and administrative expenses consist of the cost of customer service, billing, cost of information systems and personnel required to support our operations and growth.

Depending on the extent of our future growth, we may experience significant strain on our management, personnel, and information systems. We will need to implement and improve operational, financial, and management information systems. In addition, we are implementing new information systems that will provide better record-keeping, customer service and billing. However, there can be no assurance that our management resources or information systems will be sufficient to manage any future growth in our business, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

Results of Operations

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

Revenue

Revenue decreased by $13,947, or 32.3%, to $29,207 for the year ended December 31, 2015 from $43,154 for the year ended December 31, 2014. To date, revenues have been generated through the sale of loose sapphires. Although we will continue to sell loose sapphires, we will focus on our primary business of placing the loose sapphires in jewelry settings. Therefore, we had no revenue in the second half of fiscal year 2015.

Cost of Sales

Cost of sales decreased by $15,320, or 60.7%, to $9,930 for the year ended December 31, 2015 from $25,250 for the year ended December 31, 2014. To date, cost of sales has been generated through the sale of loose sapphires. Although we will continue to sell loose sapphires, we will focus on our primary business of placing the loose sapphires in jewelry settings. Therefore, we had no cost of sales in the current quarter.

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Operating expenses

Operating expenses increased by $1,866,958, or 460.5%, to $2,272,406 for the year ended December 31, 2015 from $405,448 for the year ended December 31, 2014 primarily due to increases in stock based compensation of $1,395,869, consulting services costs of $119,246, rent of $6,007, professional fees of $290,548, marketing costs of $37,423, and general and administration costs of $17,865 as a result of adding administrative infrastructure, primarily consulting, for our current and anticipated sales growth.

For the year ended December 31, 2015, we had stock based compensation of $1,395,869, marketing expenses of $42,990, and general and administrative expenses of $833,547 primarily due to consulting costs of $327,024, travel expenses of $77,297, rent of $38,611, professional fees of $342,781, and general and administration costs of $47,834 as a result of adding administrative infrastructure, primarily consulting, for our current and anticipated sales growth, and the costs of our S-1.

For the year ended December 31, 2014, we had marketing expenses of $5,567, general and administrative expenses of $399,881 primarily due to consulting costs of $207,778, travel expenses of $78,226, rent of $32,604 professional fees of $52,233, and general and administration costs of $29,040 as a result of startup marketing initiatives and adding administrative infrastructure.

Other Expense

Other expense for the year ended December 31, 2015 compared to $0 for the year ended December 31, 2014 due to interest expense of $441,181 in conjunction with debt discount recorded in December 2015.

Net loss before income taxes

Net loss before income taxes for the year ended December 31, 2015 totaled $2,694,310 and $387,544 for the year ended December 31, 2014 primarily due to stock based compensation, consulting services costs, rent, professional fees, marketing costs, and general and administration costs.

Assets and Liabilities

Assets were $1,426,996 as of December 31, 2015. Assets consisted primarily of cash of $638,824, inventory of $509,788 which includes samples inventory of $122,774, prepaid expenses of $13,623, equipment of $4,761, and intangible assets of $260,000. Liabilities were $1,509,004 as of December 31, 2015. Liabilities consisted primarily of accrued compensation-related party of $516,000, accounts payable – related party of $396,819, warrant liabilities of $439,107, derivative liabilities of $88,983, advance from shareholder of $55,504, and long-term convertible note of $12,591, net of $849,909 of unamortized debt discount.

Stockholders’ (Deficit) Equity

Stockholders’ (deficit) equity was ($82,008) as of December 31, 2015. Stockholder’s equity consisted primarily of shares issued to founders for cash of $119,000, shares issued to founders for inventory of $150,000, shares issued to founders for services of $250, stock issued for services of $254,450, stock issued for inventory of $300,000, stock issued for intangible assets of $250,000, stock issued for deferred offering costs of $150,000, stock issued with long-term convertible notes of $625,000, and stock based compensation of $1,395,869, offset primarily by the accumulated deficit at December 31, 2015 of $3,326,577.

Liquidity and Capital Resources

General – Overall, we had an increase in cash flows for the year ended December 31, 2015 of $638,824 resulting from cash provided by financing activities of $735,000, offset partially by cash used in operating activities of $83,820, and cash used in investing activities of $12,451.

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The following is a summary of our cash flows provided by (used in) operating, investing, and financing activities during the periods indicated:

	For the Years Ended
	December 31,
	2015	2014

Net cash provided by (used in):
Operating activities	$(83,820)	$(44,440)
Investing activities	(12,451)	(3,465)
Financing activities	735,000	48,000
Net increase in cash and cash equivalents	$638,729	$95

Year Ended December 31, 2015 Compared to the Year Ended December 31, 2014

Cash Flows from Operating Activities – For the year ending December 31, 2015, net cash used in operations was $83,820 compared to net cash used in operations of $44,440 for the year ended December 31, 2014. Net cash used in operations was primarily due to a net loss of $2,694,310 for the year ended December 31, 2015, offset primarily by stock based compensation – related party of $1,395,869, the estimated fair market value of stock issued for services of $167,000, the amortization of stock issued for future services of $48,300, depreciation expense of $1,155, interest expense in conjunction with debt issuance of $433,590, accretion of debt discount of $12,591, deferred offering costs charged to expense of $150,000, and the changes in operating assets and liabilities of $401,985, primarily due to the increase in accrued compensation - related party of $240,000, accounts payable –related party of $191,416, and inventory of $9,930, offset primarily by accounts receivable of $29,206, and prepaid expenses of $10,155.

Net cash used in operating activities for the year ended December 31, 2014 primarily resulted from a net loss of $387,544, offset primarily by the estimated fair market value of stock issued for services of $23,050, the amortization of stock issued for future services of $16,100, and the changes in operating assets and liabilities of $303,954, primarily due to the increase in accrued compensation - related party of $180,000, accounts payable –related party of $103,194, and inventory of $25,249, offset primarily by accounts receivable of $1,021, and prepaid expenses of $3,468.

Cash Flows from Investing Activities – For the year ending December 31, 2015, net cash used in investing was $12,451 compared to net cash used in operations of $3,465 for the year ended December 31, 2014. Net cash used in investing activities was mainly due to purchases of equipment and the acquisition of intangible assets.

Cash Flows from Financing Activities – For the year ending December 31, 2015, net cash provided by financing was $735,000 compared to net cash provided by operations of $48,000 for the year ended December 31, 2014. The net cash provided by financing activities in 2015 was primarily due to proceeds from long-term convertible notes of $724,500, net of debt issuance costs of $138,000, and advances from shareholder of $10,500.

The net cash provided by financing activities in 2014 was primarily due to advances from shareholder of $48,000

Financing – We expect that our current working capital position, together with our expected future cash flows from operations will be insufficient to fund our operations in the ordinary course of business, anticipated capital expenditures, debt payment requirements and other contractual obligations for at least the next twelve months. However, this belief is based upon many assumptions and is subject to numerous risks (see “Risk Factors”), and there can be no assurance that we will not require additional funding in the future.

We have no present agreements or commitments with respect to any material acquisitions of other businesses, products, product rights or technologies or any other material capital expenditures. However, we will continue to evaluate acquisitions of and/or investments in products, technologies, capital equipment or improvements or companies that complement our business and may make such acquisitions and/or investments in the future. Accordingly, we may need to obtain additional sources of capital in the future to finance any such acquisitions and/or investments. We may not be able to obtain such financing on commercially reasonable terms, if at all. Due to the ongoing global economic crisis, we believe it may be difficult to obtain additional financing if needed. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

Securities Purchase Agreement

On December 23, 2015, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to certain institutional investors Alpha Capital Anstalt and Brio Capital Master Fund Ltd. (collectively “Purchasers”) of up to (i) 2,500,000 shares of our Common Stock (the “Incentive Shares”); (ii) $862,500 aggregate principal amount of Secured Convertible Notes (the “Notes”) and (iii) Common Stock Purchase Warrants to purchase up to an aggregate of 7,187,542 shares of our Common Stock (the “Warrants”).  The Incentive Shares, Notes and Warrants were issued on December 23, 2015 (the “Original Issue Date”). Purchasers received (i) Incentive Shares at the rate of 2.8986 Incentive Shares for each $1.00 of Note principal issued to such Purchaser; (ii) a Note with a principal amount of $1.00 for each $0.86956 for each $1.00 paid by each purchaser for such purchaser’s Note; and (iii) Warrants to purchase up to a number of shares of Common Stock equal to 100% of such purchaser’s Note principal amount divided by $0.12 (“Purchaser Conversion Price”), the conversion price in effect on the Initial Closing Date, with a per share exercise price equal to $0.30, subject to adjustment. The aggregate cash subscription amount received by the Company from the purchasers for the issuance of the Incentive Shares, Notes and Warrants was approximately $724,500 (the “Subscription Amount”) which was issued at a $138,000 discount from the face value of the Note.

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The Notes mature on June 23, 2017, eighteen (18) months after the Original Issue Date, and provide for interest to accrue at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law after the occurrence of any event of default as provided in the Notes. At any time after the Original Issue Date, the holders, at their option, may convert the outstanding principal balance and accrued interest into shares of our Common Stock. The initial conversion price for the principal and interest in connection with voluntary conversions by a holder of a Note is $0.12 per share, subject to adjustment as provided therein. Each Note, for example, is subject to adjustment upon certain events such as stock splits and has full ratchet anti-dilution protections for issuance of securities by us at a price that is lower than the conversion price. Each Note also contains certain negative covenants, including prohibitions on incurrence of indebtedness, liens, charter amendments, dividends, redemption. None of the holders of the Note have the right to convert any portion of their Note if it (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. The Notes include customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of our Common Stock from trading.  If such an event of default occurs, the holders of the Notes may be entitled to take various actions, which may include the acceleration of amounts due under the Notes and accrual of interest as described above. The Notes are collectively collateralized by substantially all of our assets and guarantees of payment of the Notes have also been delivered by Joseph Segelman, the Chief Executive Officer and President of the Company, and Australian Sapphire Corporation (“ASC”), a stockholder of the Company which is wholly-owned by Joseph Segelman, guaranteed payment of all amounts owed under the Notes, subject to the terms of such guaranty agreements.

In addition, until one year after the initial trading date of a Registration Statement which registers all then outstanding or issuable underlying shares, the Purchasers shall have the right to participate in an amount of subsequent financing equal to 100% of the Purchase Agreement.

Optional Redemption

The Notes provide that commencing six (6) months after the Original Issue Date, we will have the option of prepaying the outstanding principal amount of the Notes (an “Optional Redemption”), in whole or in part, by paying to the holders a sum of money in cash equal to one hundred percent (100%) of the principal amount to be redeemed, together with accrued but unpaid interest thereon, if any, and any and all other sums due, accrued or payable to the holder arising under the Note through the Redemption Payment Date and 2.8986 shares of our Common Stock for each $1.00 of Note principal amount being redeemed. A Notice of Redemption, if given, may be given on the first Trading Day following twenty (20) consecutive Trading Days during which all of the “Equity Conditions”, as defined, have been in effect.

Purchaser Conversion

The Purchaser has the right at any time after the Original Issue Date until the outstanding balance of the Note has been paid in full, to convert all or any part of the outstanding balance into shares (“Purchaser Conversion Shares”) of our common stock, of the portion of the outstanding balance being converted (the “Conversion Amount”) divided by the Purchaser Conversion Price of $0.12, subject to potential future adjustments described below. If the total outstanding balance of the Note were convertible as of December 31, 2015, the Note would have been convertible into 7,187,500 shares of our common stock.

We evaluated the note under the requirements of ASC 480 “Distinguishing Liabilities From Equity” and concluded that the Note does not fall within the scope of ASC 480. We next evaluated the Note under the requirements of ASC 815 “Derivatives and Hedging”. Due to the existence of the anti-dilution provision which reduces the Purchaser Conversion Price in the event of subsequent dilutive issuances by us below the Purchaser Conversion Price as described above, the Purchaser Conversion feature does not meet the definition of “indexed to” our stock, and the scope exception to ASC 815’s derivative accounting provisions does not apply. We also evaluated the embedded derivative criteria in ASC 815, and concluded that the Purchaser Conversion feature meets all of the embedded derivative criteria in ASC 815, and therefore, the Purchaser Conversion feature meets the definition of an embedded derivative that should be separated from the note and accounted for as a derivative liability.

The embedded derivative was recorded as a derivative liability on the Balance Sheet at its fair value of $88,983 at the date of issuance of the Note and at December 31, 2015 as any change in the fair value was deemed immaterial. The fair value of the embedded derivative liability is measured in accordance with ASC 820 “Fair Value Measurement”, using “monte carlo simulation” modeling incorporating the following inputs:

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Year Ended December 31, 2015

Expected dividend yield	0.00%
Expected stock-price volatility	50.0%
Risk-free interest rate	0.47% - 0.86%
Expected term of options (years)	.5 - 1.5
Stock price	$0.25
Conversion price	$0.12

At each subsequent reporting date, the fair value of the embedded derivative liability will be remeasured and changes in the fair value will be recorded in the Statements of Operations.

Purchaser Warrants

The Purchaser Warrants allow the Purchaser to purchase up to a number of shares of common stock equal to 100% of such purchaser’s Note principal amount divided by $0.12, the conversion price in effect on the Initial Closing Date, with a per share exercise price equal to $0.30, subject to adjustment.

The term of the Purchaser Warrants is at any time on or after the six (6) month anniversary of the Original Issue Date and on or prior to the five (5) year anniversary of the Initial Trading Date of our common stock on a Trading Market.

The exercise price of the Purchaser Warrants is $0.30 per share of our common stock, as may be adjusted from time to time pursuant to the antidilution provisions of the Purchaser Warrants.

The Purchaser Warrants are exercisable by the Purchaser in whole or in part, as either a cash exercise or as a “cashless” exercise.

We evaluated the Warrants under ASC 480 “Distinguishing Liabilities From Equity” and ASC 815 “Derivatives and Hedging”. Due to the existence of the antidilution provision, which reduces the Exercise Price and Conversion Price in the event of subsequent Dilutive Issuances, the Purchaser Warrants are not indexed to our common stock, and we determined that the Purchaser Warrants meet the definition of a derivative under ASC 815. Accordingly, the Purchaser Warrants were recorded as derivative liabilities in the Balance Sheet at their fair value of $439,107 at the date of issuance and at December 31, 2015 as any change in the fair value was deemed immaterial. The fair value of the Purchaser Warrants is measured in accordance with ASC 820 “Fair Value Measurement”, using “monte carlo simulation” modeling, incorporating the following inputs:

Year Ended December 31, 2015

Expected dividend yield	0.00%
Expected stock-price volatility	50.0%
Risk-free interest rate	1.74%
Expected term of options (years)	.5 - 1.5
Stock price	$0.25
Exercise price	$0.30

At each subsequent reporting date, the fair value of the Purchaser Warrants will be remeasured and changes in the fair value will be reported in the Statements of Operations.

Purchaser Common Stock

The Purchasers were issued a total of 2,500,000 shares of our common stock, valued at $625,000 (based on the estimated fair value of the stock on the date of grant).

At inception, the total proceeds $724,500 received by us for the Note, Purchaser Common Stock, and Purchaser Warrants, was allocated first to the Purchaser Common Stock, Purchaser Warrants, and embedded derivative liabilities at their initial fair values determined at the issuance date. The difference between the full fair value of Purchaser Common Stock, Purchaser Warrants, and embedded derivative liabilities of $1,153,090 and the proceeds of $724,500 was recorded as $433,590 (including $5,000 paid by the CEO on our behalf) of interest expense in the Statements of Operations for the year ended December 31, 2015.

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Advance from Shareholder

We borrow funds from our CEO/Director for working capital purposes from time to time. As of December 31, 2015, we have recorded the principal balance due of $55,504 in Advance From Shareholder. We received advances of $10,500 and $48,000, and no repayments for the years ended December 31, 2015 and 2014, respectively. During the year ended December 31, 2015, the CEO received $38,637 of our cash receipts on accounts receivable directly from a customer. These amounts reduced advance from shareholder. Advances are non-interest bearing and due on demand. Past loans and advances from our CEO/Director were not made pursuant to any loan agreements or promissory notes, nor will any future loans and advances from our CEO/Director be made pursuant to loan agreements or promissory notes.

Stock Transactions

On April 1, 2016, we issued a total of 300,000 restricted common shares, valued at $75,000 (based on the estimated fair value of the stock on the date of grant) for outside advisory and consulting services.

On July 15, 2015, we issued a total of 618,000 restricted common shares, valued at $154,500 (based on the estimated fair value of the stock on the date of grant) for marketing, investor relations, and outside consulting services.

On July 15, 2015, we issued 10,000 restricted common shares, valued at $2,500 (based on the estimated fair value of the stock on the date of grant) to a Brother-in-law of our CEO for marketing services.

On June 30, 2015, we issued an aggregate of 1,000,000 shares of restricted common stock to an unrelated third party, valued at $250,000 (based on the estimated fair value of the stock on the date of grant) plus $10,000 cash for the purchase of two trademarks. We have recorded a total of $260,000 as intangible assets in the accompanying Balance Sheet at December 31, 2015.

In February and March 2015, we issued 300,000 shares of restricted common stock, valued at $75,000 (based on the estimated fair value of the stock on the date of grant) for legal services associated with our initial public offering.

In February 2015, we issued 40,000 shares of restricted common stock, valued at $10,000 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services rendered.

On December 30, 2014, we issued 1,200,000 restricted common shares to an unrelated third party for the purchase of inventory with an estimated fair market value of $300,000. We valued the shares based on the estimated fair market value of the inventory, which was more readily determinable than the fair value of the stock.

In fiscal year 2014, we issued 85,000 shares of restricted common stock, valued at $16,800 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services rendered.

In fiscal year 2014, we issued 400,000 shares of restricted common stock, valued at $64,400 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services rendered or to be rendered.

On December 31, 2014, the Company issued 25,000 shares of restricted common stock, valued at $6,250 (based on the estimated fair value of the stock on the date of grant) to a Brother-in-law of the Company’s CEO for services rendered.

On December 31, 2014, we issued 300,000 shares of restricted common stock, valued at $75,000 (based on the estimated fair value of the stock on the date of grant) for legal services associated with our initial public offering.

We have previously filed a registration statement on Form S-1 under the Securities Act that was declared effective on October 30, 2015 (the “Original Form S-1”). Pursuant to the Original Form S-1, we proposed to offer 10,000,000 shares of our authorized but unissued Common Stock at an offering price of $0.50 per share. Effective as of January 21, 2016, our board of directors determined that it was in the best interests of the Company to terminate the offering and declared the offering to be terminated immediately as of that date as permitted under the terms of the offering described in the Original Form S-1. As of the date of the termination, no shares of our common stock had been offered or sold under the terms of the offering. A post-effective amendment to the Original Form S-1 has been filed pursuant to Section 10(a)(3) of the Securities Act to (i) deregister, as of the effectiveness of the post-effective amendment, the 10,000,000 shares of our common stock that were to be offered and sold in the offering due to the termination of the offering as described above; (ii) include the financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2015, (ii) amend and modify the prospectus included in the Original Form S-1 to reflect that it pertains solely to the offer and sale of the shares owned by certain selling stockholders, and (iv) update certain other information in the Original Form S-1 as necessary to reflect developments relating to the Company described in the Company’s Current Report on Form 8-K filed with the Commission on December 24, 2015.

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Stock Based Compensation

On May 1, 2015 our board of directors and stockholders authorized the adoption and implementation of the Company’s 2015 Equity Incentive Plan (the “2015 Plan”). The principal purpose of the 2015 Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors to us and our related companies by providing them the opportunity to acquire a proprietary interest in us and to link their interests and efforts to the long-term interests of our stockholders. The material terms of the 2015 Plan are summarized in “Executive Compensation Plans and Other Benefit Plans” in this filing. Under the 2015 Plan, as amended on December 22, 2015, 14,000,000 shares of our common stock have initially been reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights, stock awards, restricted stock, restricted stock units and other stock and cash-based awards.

On July 1, 2015 (“Grant Date”), we issued our CEO, options for 10,000,000 shares of our common stock under the 2015 Plan, valued at $2,500,000 (based on the Black Scholes valuation model on the date of grant). The options will vest 50% on the first anniversary of the Grant Date (“First Year Vest”) and the remaining 50% of the shares shall vest in twelve (12) equal installments on the first day of each calendar month following the first anniversary of the Grant Date beginning on June 1, 2016 and ending on June 1, 2017 (“Second Year Vest”), provided that CEO is continuously employed by us from the Grant Date through such applicable vesting date. Notwithstanding the foregoing, 100% of the shares of our common stock subject to the Option shall fully vest if we shall successfully sell all of the shares of its common stock included in the primary offering of such common stock by us pursuant to the registration statement on Form S-1 to be filed with the Securities and Exchange Commission within ninety (90) days of the Grant Date. The First Year Vest options will amortize to expense over a 12 month period beginning May 2015 through April 2016 and the Second Year Vest options will amortize to expense over a 24 month period beginning May 2015 through April 2017. The Company recognized expense of $1,395,869 for the year ended December 31, 2015 within stock based compensation – related party in the Statement of Operations with the remaining $1,104,131 to be recognized over the remaining vesting period.

We used the Black-Scholes valuation model to value the options with known inputs for option term exercise price and stock price and assumptions for expected volatility rate; dividend rate; and risk free interest rate. The table summarizes the Black-Scholes assumptions used in the valuation of the options issued:

Year Ended December 31, 2015
Expected dividend yield	0.00%
Expected stock-price volatility	35.6%
Risk-free interest rate	1.87%
Expected term of options (years)	6
Stock price	$0.25
Exercise price	$0.005

Expected dividend yield. We base the expected dividend yield assumption on the fact that we have never paid cash dividends and has no present intention to pay cash dividends on our common stock.

Expected stock-price volatility. As our common stock has never been publicly traded, the expected volatility is derived from the average historical volatilities of publicly traded companies within our industry that we consider to be comparable to our business over a period approximately equal to the expected term.

Risk-free interest rate. We base the risk-free interest rate assumption on observed interest rates appropriate for the expected term of the stock option grants.

Expected term of options. The expected term of options represents the period of time that options are expected to be outstanding. Because we do not have historic exercise behavior, we determine the expected life assumption using the simplified method, which is an average of the contractual term of the option and its ordinary vesting period.

Stock price. Determined from third party transactions through the purchase of inventory or services provided to us by outside consultants.

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Capital Expenditures

Other Capital Expenditures

We expect to purchase approximately $30,000 of equipment in connection with the expansion of our business.

Fiscal year end

Our fiscal year end is December 31.

Going Concern

Our independent registered accounting firm has added an explanatory paragraph to their audit opinion issued in connection with our financial statements. We had an accumulated deficit of approximately $3,327,000 and 632,000 at December 31, 2015 and 2014, respectively, had a net loss of approximately $2,694,000 and $388,000 for the years ended December 31, 2015 and 2014, respectively, and net cash used in operating activities of approximately $84,000 and $44,000 for the years ended December 31, 2015 and 2014, respectively, with limited revenue earned since inception.

While we are attempting to expand operations and increase revenues, our cash position may not be significant enough to support our daily operations. We intend to raise additional funds by way of a public or private offering. We believe that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for us to continue as a going concern. While we believe in the viability of our strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues. Our current burn rate to maintain the minimal level of operations for us to be in a position to execute our business plan upon funding is anticipated to be no greater than $25,000 per month in cash and Joseph Segelman, our President and CEO, has agreed to underwrite these costs until we are able to begin execution of our business plan. In addition, until we begin execution of our business plan, we will continue to defer and accrue salaries and thus will not require cash to make payments under employment agreements.

The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Critical Accounting Policies

The Commission has defined a company’s critical accounting policies as the ones that are most important to the portrayal of our financial condition and results of operations and which require us to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results.

The following are deemed to be the most significant accounting policies affecting us.

Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: inventory valuation, common stock and option valuation, and the recoverability of intangibles. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Revenue Recognition

We recognize revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

We recognize revenue from product sales when the product is received and accepted by the customer, provided that collection of the resulting receivable is reasonably assured. While the products are being transported and delivered to the customer and until the products are accepted by the customer, the suppliers bear the risk of loss. Credit is granted generally for terms of 7 to 90 days, based on credit evaluations.

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We currently have no return policy. We are currently evaluating our return policy to be more in line with industry standards.

Accounts Receivable

We record trade receivables when revenue is recognized. When appropriate, we will record an allowance for doubtful accounts, which is primarily determined by review of specific trade receivables. Those accounts that are doubtful of collection are included in the allowance. These provisions are reviewed to determine the adequacy of the allowance for doubtful accounts. Trade receivables are charged off when there is certainty as to their being uncollectible. Trade receivables are considered delinquent when payment has not been made within contract terms. At December 31, 2015 and 2014, we had no allowance for doubtful accounts. For the years ended December 31, 2015 and 2014, there were no accounts written-off.

Inventories

Inventories are stated at the lower of cost or market on a lot basis each quarter. A lot is determined by the cut, clarity, size, and weight of the sapphires. Our inventory consists of loose sapphire jewels that meet rigorous grading criteria and are of cuts and sizes most commonly used in the jewelry industry. As of December 31, 2015 and 2014, inventory consists of loose sapphire jewels and loose sapphire jewels held as samples. Samples are used to show potential customers what the jewelry would look like. Promotional items given to customers that are not expected to be returned will be removed from inventory and expensed. We appraise our inventory on an annual basis or if circumstances dictate sooner to determine if the estimated fair value is greater or less than cost. In addition, we review the inventory each quarter against industry prices from gem-guide and if there is a potential impairment, we would appraise the inventory. The estimated fair value is subject to significant change due to changes in popularity of cut, perceived grade of the clarity of the sapphires, the number type and size of inclusions, the availability of other similar quality and size sapphires, and other factors. As a result, the appraised value of the sapphires could be significantly lower from the current estimated fair value. Our loose sapphire jewels do not degrade in quality over time and are not subject to fashion trends. In view of the foregoing factors, we have concluded that no excess or obsolete loose jewel inventory reserve requirements existed as of December 31, 2015and 2014, respectively.

Income Taxes

We account for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on our balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. We must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, we must establish a valuation allowance. Changes in our valuation allowance in a period are recorded through the income tax provision on the statements of operations.

From the date of our inception we adopted ASC 740-10-30. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, we recognized no material adjustment in the liability for unrecognized income tax benefits.

Stock Based Compensation

Issuances of our common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. However, situations may arise in which counter performance may be required over a period of time but the equity award granted to the party performing the service is fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist as the instruments fully vested on the date of agreement, we determine such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to general and administrative expense in the accompanying statement of operations over the contract period. When it is appropriate for us to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

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For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” we perform an analysis of current market data and historical Company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in our statements of operations and comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements.

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Fair Value of Financial Instruments

We apply the provisions of accounting guidance, FASB Topic ASC 825 that requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2015and 2014, the fair value of inventory, accrued compensation - related party, and advance from shareholder approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Debt

We issue debt that may have separate warrants, conversion features, or no equity-linked attributes.

Debt with warrants – When we issue debt with warrants, we treat the warrants as a debt discount, record as a contra-liability against the debt, and amortize the balance over the life of the underlying debt as amortization of debt discount expense in the statements of operations. The offset to the contra-liability is recorded as additional paid in capital in our balance sheet. We determine the value of the warrants using the Black-Scholes Option Pricing Model (“Black-Scholes”) using the stock price on the date of issuance, the risk free interest rate associated with the life of the debt, and the volatility of our stock. If the debt is retired early, the associated debt discount is then recognized immediately as amortization of debt discount expense in the statement of operations. The debt is treated as conventional debt.

Convertible debt – derivative treatment – When we issue debt with a conversion feature, we must first assess whether the conversion feature meets the requirements to be treated as a derivative, as follows: a) one or more underlyings, typically the price of our common stock; b) one or more notional amounts or payment provisions or both, generally the number of shares upon conversion; c) no initial net investment, which typically excludes the amount borrowed; and d) net settlement provisions, which in the case of convertible debt generally means the stock received upon conversion can be readily sold for cash. An embedded equity-linked component that meets the definition of a derivative does not have to be separated from the host instrument if the component qualifies for the scope exception for certain contracts involving an issuer’s own equity. The scope exception applies if the contract is both a) indexed to its own stock; and b) classified in stockholders’ equity in its statement of financial position.

If the conversion feature within convertible debt meets the requirements to be treated as a derivative, we estimate the fair value of the convertible debt derivative using Black-Scholes upon the date of issuance. If the fair value of the convertible debt derivative is higher than the face value of the convertible debt, the excess is immediately recognized as interest expense. Otherwise, the fair value of the convertible debt derivative is recorded as a liability with an offsetting amount recorded as a debt discount, which offsets the carrying amount of the debt. The convertible debt derivative is revalued at the end of each reporting period and any change in fair value is recorded as a gain or loss in the statement of operations. The debt discount is amortized through interest expense over the life of the debt.

Convertible debt – beneficial conversion feature – If the conversion feature is not treated as a derivative, we assess whether it is a beneficial conversion feature (“BCF’). A BCF exists if the conversion price of the convertible debt instrument is less than the stock price on the commitment date. This typically occurs when the conversion price is less than the fair value of the stock on the date the instrument was issued. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible, and is recorded as additional paid in capital and as a debt discount in the balance sheet. We amortize the balance over the life of the underlying debt as amortization of debt discount expense in the statement of operations. If the debt is retired early, the associated debt discount is then recognized immediately as amortization of debt discount expense in the statement of operations.

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If the conversion feature does not qualify for either the derivative treatment or as a BCF, the convertible debt is treated as traditional debt.

Fair Value Measurements

The FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. These inputs are summarized in the three broad levels listed below.

•	Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•	Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.).

•	Level 3 – significant unobservable inputs (including our own assumptions in determining the fair value of investments).

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. We had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.

Recent Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance regarding management’s responsibility to assess whether substantial doubt exists regarding the ability to continue as a going concern and to provide related footnote disclosures. In connection with preparing financial statements for each annual and interim reporting period, management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). This ASU is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. We do not expect that the adoption of this ASU to have a material effect on our financial position, operations, or cash flows.

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation." This ASU removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, the ASU eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. In addition, ASU 2014-10 requires an entity that has not commenced principal operations to provide disclosures about the risks and uncertainties related to the activities in which the entity is currently engaged and an understanding of what those activities are being directed toward. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. We have elected to adopt this ASU and its adoption resulted in the removal of previously required development stage disclosures. Adoption of this ASU did not impact our financial position, operations or cash flows.

In May 2014, the Financial Accounting Standards Board issued ASU 2014-09, which will update Codification topic: Revenue from Contracts with Customers. The principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which entity expects to be entitled in exchange for those goods or services. The guidance in ASU 2014-09 is effective for public entities for annual reporting periods beginning after December 15, 2017, including interim periods therein. Management is currently evaluating the impact ASU 2014-09 will have on our financial position, results of operations and cash flows.

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In April 2015, the FASB issued ASU 2015-03, "Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs". This standard update requires an entity to present debt issuance costs on the balance sheet as a direct deduction from the related debt liability as opposed to an asset. Amortization of the costs will continue to be reported as interest expense. The update is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2015. Early adoption is permitted for financial statements that have not been previously issued, and the new guidance would be applied retrospectively to all prior periods presented.  Adoption of this ASU is not expected to have a material effect on our financial position, operations or cash flows.

Future Contractual Obligations and Commitment

As of December 31, 2015, we had no future contractual obligations and commitments. Future contractual obligations and commitments are based on the terms of the relevant agreements and appropriate classification of items under U.S. GAAP as currently in effect. Future events could cause actual payments to differ from these amounts.

We incur contractual obligations and financial commitments in the normal course of our operations and financing activities. Contractual obligations include future cash payments required under existing contracts, such as debt and lease agreements. These obligations may result from both general financing activities and from commercial arrangements that are directly supported by related operating activities. Details on these obligations are set forth below.

Convertible Note Payable

On December 23, 2015, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to certain institutional investors Alpha Capital Anstalt and Brio Capital Master Fund Ltd. (collectively “Purchasers”) of up to (i) 2,500,000 shares of our Common Stock (the “Incentive Shares”); (ii) $862,500 aggregate principal amount of Secured Convertible Notes (the “Notes”) and (iii) Common Stock Purchase Warrants to purchase up to an aggregate of 7,187,542 shares of our Common Stock (the “Warrants”).  The Incentive Shares, Notes and Warrants were issued on December 23, 2015 (the “Original Issue Date”). Purchasers received (i) Incentive Shares at the rate of 2.8986 Incentive Shares for each $1.00 of Note principal issued to such Purchaser; (ii) a Note with a principal amount of $1.00 for each $0.86956 for each $1.00 paid by each purchaser for such purchaser’s Note; and (iii) Warrants to purchase up to a number of shares of Common Stock equal to 100% of such purchaser’s Note principal amount divided by $0.12 (“Purchaser Conversion Price”), the conversion price in effect on the Initial Closing Date, with a per share exercise price equal to $0.30, subject to adjustment. The aggregate cash subscription amount received by the Company from the purchasers for the issuance of the Incentive Shares, Notes and Warrants was approximately $724,500 (the “Subscription Amount”) which was issued at a $138,000 discount from the face value of the Note.

In addition, the Notes provide that commencing six (6) months after the Original Issue Date, we will have the option of prepaying the outstanding principal amount of the Notes (an “Optional Redemption”), in whole or in part, by paying to the holders a sum of money in cash equal to one hundred percent (100%) of the principal amount to be redeemed, together with accrued but unpaid interest thereon, if any, and any and all other sums due, accrued or payable to the holder arising under the Note through the Redemption Payment Date and 2.8986 shares of our Common Stock for each $1.00 of Note principal amount being redeemed. A Notice of Redemption, if given, may be given on the first Trading Day following twenty (20) consecutive Trading Days during which all of the “Equity Conditions”, as defined, have been in effect.

Employment Agreements

We previously had a consulting agreement with our CEO under which he was compensated $120,000 per annum. Beginning June 20, 2013, this contract was to continue unless and until terminated at any time by either us or CEO giving two month notice in writing. Such consulting agreement was terminated by mutual agreement as of May 1, 2015 and superseded by the employment agreement effective May 1, 2015. The initial term of the employment agreement expires on December 31, 2018, unless earlier terminated by us or Director. The agreement provides for automatic one-year renewals, unless either we or Director give notice of our or his intention not to extend at least 90 days prior to the expiration of any term. In addition, Director will receive a minimum annual base salary of $180,000, is eligible to receive an annual performance bonus each year, if performance goals established by our board of directors are met, and is entitled to participate in customary benefit plans. There have been no performance goals established. If we terminate Director’s employment without cause, he will be entitled to the following: (i) payment of (x) accrued compensation and unpaid base salary through the date of such termination, (y) any amounts previously deferred by Director and (z) the payment or reimbursement for expenses incurred prior to the date of such termination; (ii) an amount equal to 200% of the base salary and (iii) continued participation, at our expense, in our health and welfare programs for a period of two years after the date of termination. We incurred compensation expense of $120,000 and $0 and consulting fees of $45,000 and $120,000 for the years ended December 31, 2015 and 2014, respectively. Deferred compensation totaling $349,000 and $184,000 as of December 31, 2015 and 2014, respectively, is included in Accrued Compensation-Related Party.

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We previously had a consulting agreement with our secretary and director (“Secretary”) under which she was compensated $60,000 per annum. Beginning June 20, 2013, this contract was to continue unless and until terminated at any time by either us or Secretary giving two month notice in writing. Such consulting agreement was terminated by mutual agreement as of May 1, 2015 and superseded by the employment agreement effective May 1, 2015. The initial term of the employment agreement expires on December 31, 2018, unless earlier terminated by us or Secretary. The agreement provides for automatic one-year renewals, unless either we or Secretary give notice of our or his intention not to extend at least 90 days prior to the expiration of any term. In addition, Secretary will receive a minimum annual base salary of $80,000. If we terminate Secretary’s employment without cause, she will be entitled to the following: (i) payment of (x) accrued compensation and unpaid base salary through the date of such termination, (y) any amounts previously deferred by Director and (z) the payment or reimbursement for expenses incurred prior to the date of such termination; (ii) an amount equal to 50% of the base salary and (iii) continued participation, at our expense, in our health and welfare programs for a period of two years after the date of termination. We incurred compensation expense of $53,333 and $0 and consulting fees of $21,667 and $60,000 for the years ended December 31, 2015 and 2014, respectively. Deferred compensation totaling $167,000 and $92,000 as of December 31, 2015 and 2014, respectively, is included in Accrued Compensation-Related Party.

Off-Balance Sheet Arrangements

As of December 31, 2015, we have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated under which it has:

•	a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit;

•	liquidity or market risk support to such entity for such assets;

•	an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or

•	an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to us, where such entity provides financing, liquidity, market risk or credit risk support to or engages in leasing, hedging, or research and development services with us.

Inflation

We do not believe that inflation has had a material effect on our results of operations.

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DESCRIPTION OF BUSINESS

Reign Sapphire Corporation was established as a “mine-gate to retail” model for sapphires—rough sapphires to finished jewelry; a color gemstone brand; and a jewelry brand featuring Australian sapphires. We are not an exploration or mining company and are not engaged in exploration or mining activities. We purchase rough sapphires in bulk, directly from commercial miners in Australia, and we intend to oversee each step of the process as the stones go from the miners-gate to the consumer as Reign Sapphire jewelry.

The term mine-gate to retail refers to sapphires and sapphire jewelry offered from the miner’s gate to consumers without any middlemen. We are not an exploration or mining company and we oversee the processing of material procured directly from commercial miners in Australia. The process includes processing bulk quantities (1kg bags) of rough Australian sapphires, sizing and sorting the rough (uncut) parcels of sapphires and overseeing the cutting and polishing of the rough stones in contract cutting factories in Asia. This is followed by an in house design process and outsourced manufacturing process in the USA.

Reign Sapphires is our color gemstone brand and we intend to launch our inaugural jewelry collection via our website www.reignsapphires.com late in the second quarter of 2016. The sample jewelry collection has been designed and manufactured and is ready for production.

Our core values are to offer consumers conflict free sapphires; sapphires that are mined from a verified source; sapphires that have been procured directly from miners, sapphires that are ethically processed and sapphires that are natural (not synthetic). In addition, we intend to feature exclusively Australian sapphires in our initial jewelry collections. The Company has sufficient inventory to launch the sample collection.

The design direction for the collection we intend to offer is reflective of old Hollywood glamour meeting turn of the century. The inaugural collections we intend to offer are Reign Day-to-Night; featuring classic & timeless pieces designed to complement versus take over and Reign Red-Carpet; featuring bold designs, made for the stars to hold a time and place in Hollywood’s history.

We intend to position Reign Sapphires as a premium brand in the price point and company of competitors such as Cartier; Harry Winston; Roberto Coin; Van Cleef & Arpels and Bvlgari. We believe that our competitors have certain existing advantages such as history and heritage; strong E-commerce and mobile presence; wholesale and flagship retail presence; strong social presence; a wide range of ancillary product offerings; strong public relations and marketing efforts; a balanced range of price points across the board; and consumer trust & recognition. However, we intend to set ourselves apart with strong brand identity and visuals, unique design and quality and brand awareness through traditional and social media.

The Company intends to focus its marketing initiatives on: (1) Business-to-Consumer (“B2C”) marketing to attract customers to the reignsapphires.com website, (2) Business-to-Business (“B2B”) marketing and sales efforts, to establish distribution partners such as high-end fashion retailers, and eventually (3) building a strong retail presence to market the products directly to consumers on a retail level. The Company intends to initially focus marketing efforts in the U.S. and upon encountering significant success in the U.S. with online, wholesale, and retail sales, the Company intends to expand its marketing efforts internationally.

The Company’s intends to launch collections, which include rings, bracelets, and necklaces; featuring predominantly 1.5mm to 2.5mm diamond and princess cut sapphire melees. The Company intends to market the Red Carpet collection to households with annual income of $100,000 and greater and the Day-to-Night collection to households with income of $60,000 to $100,000.

Development of Our Business

Reign Sapphire Corporation is incorporated in the State of Delaware as a fine jewelry company. RSC intends to offer sapphire jewelry direct from the mine’s gate to the retail supply chain by processing rough sapphires and gem cutting and designing and manufacturing fine jewelry.

Strategy

Reign Sapphire Corporation intends to set itself apart from its competition by actively promoting our three core offerings: a “mine-gate to retail” model for sapphires - rough sapphires to finished jewelry; a color gemstone brand; and a jewelry brand featuring Australian sapphires.

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We intend to promote Reign Sapphires as conflict free, ethically processed and natural. We also intend to make video footage and pictures of the process available to consumers via our website www.reignsapphires.com

The Company intends to focus primarily on quality and design and secondly on strategic pricing methods in order to compete in the U.S. market.

While all of our competitors have established themselves uniquely within sectors of the market, none have marketed themselves as mine-gate to consumers model for sapphires including processing, cutting and shaping, manufacturing, and sales of sapphires. We believe there is a strong market opportunity for the Company’s products as there is currently growth in U.S. and global jewelry sales. We believe that we have the knowledge and expertise to capitalize on this opportunity and to capitalize upon the uniquely powerful internationally recognized Australian brand image and appeal and become the leading player in this fragmented cottage industry.

We have no intentions or plans to merge with an unidentified company.

Products

The Company’s initial product line, consist of rings, bracelets, necklaces. The Company intends to eventually manufacture pendants and watches. The sapphires used are predominantly 1.5mm to 2.5mm diamond and princess cut melees.

Aspects of processing, manufacturing and sales of the Company:

•	Gem Shaping, Cutting, & Processing: The Company’s contract gem design team cut, shape, and process rough sapphire material into gem stones.

•	Jewelry Manufacturing: The Company’s has outsourced the manufacturing to a quality U.S. provider

•	Sales: The Company intends to launch its ecommerce site www.reignsapphires.com in the second calendar quarter of 2016.

•	Packaging: Each jewelry item will be accompanied by a high quality, durable jewelry box, gift bag, certificate of authenticity and warranty.

•	The Company’s products feature sapphires that have been procured in the rough from commercial miners in New South Wales, Australia and processed by the company. The company does not have an exclusive supplier rather a number of commercial miners in the region that have been supplying the company with run-of-mine material for a number of years.

•	The company intends to eventually after a number of years of retail operation to acquire its own mining assets to ensure long-term supply.

The Company does not rely on any principal suppliers and does not have any formal contracts with its suppliers. The Company’s business dealing with suppliers will be based solely on long-standing personal relationships between them and Mr. Segelman, our President and CEO. In the event that we are unable to conduct business on satisfactory terms with any of these suppliers, we believe that an extensive number of alternative sources will be available to the Company and that our business can continue without disruption or adverse change in terms of pricing and availability. To date, the Company has relied on only two sources of loose sapphires: Mr. Segelman and Sima L. Slavin. Neither the Company nor Mr. Segelman has any continuing business relationship with Sima L. Slavin. Slavin is the owner of 1,200,000 common shares of the Company which are being offered for resale in the secondary offering that is the subject of this registration statement. See “Security Ownership of Principal and Selling Stockholders”.

Market Overview

Opportunities

Demand for the industry’s products is largely driven by the needs and preferences of consumers, along with variations in the level of disposable income allocated toward their purchases. The Company intends to launch a high-end his and hers’ jewelry line that uses fine blue pave sapphires, as well as an extremely high-end couture brand that uses the finest sapphires available from the Company’s Australian miners, cut by expert cutters, and set in fine custom jewelry.

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The primary audience for the brand is women — they are the market, in general. However, while women may make the choices, men often oversee the purchase. Speaking to both women and men will be an important aspect of any program. There are 3 main stages of life where a jewelry purchase will come into play:

•	Single “The Self Purchaser” (I Love Being Me)

•	Married (Engagement/Wedding/Children — Push Present)

•	Retired (Gift Giver)

More specific age segmentation within these life stages includes:

•	18-25 coming of age/first job

•	25-35 career development/children

•	35-45 family/career advancement (self-purchaser)

•	45-55 self-actualization/empty nest (gift giver to self and others)

An example of women’s networks and influencers include:

•	Friends (word-of-mouth)

•	Celebrities (aspirational)

•	Bloggers/online platforms (trusted network)

•	Media (3rd party endorsement)

•	Peers in business

Understanding how the various targets receive information and are influenced in making jewelry purchases helps direct various streams of communication.

Because of the flexibility inherent in its model, RSC can adjust its brand voice specifically to reach a variety of women and men desiring a sapphire option in fine jewelry. The ability to promote the mine-gate to retail model should separate the brand from its competitors.

Marketing and Sales

Marketing Overview & Strategy

The Company intends to focus its marketing initiatives on: (1) Business-to-Consumer (“B2C”) marketing to attract customers to the reignsapphires.com website, (2) Business-to-Business (“B2B”) marketing and sales efforts, to establish distribution partners such as high-end fashion retailers, and eventually (3) building a strong retail presence to market the products directly to consumers on a retail level. The Company intends to initially focus marketing efforts in the U.S. and upon encountering significant success in the U.S. with online, wholesale, and retail sales, the Company intends to expand its marketing internationally.

On a B2C basis, the Company intends to use an array of marketing methods to spread awareness of the Company’s jewelry products, we intend to include internet marketing, print advertising, promotions, and eventually signage. The Company intends to identify ideal locations that will contain a lot of walk-by traffic in communities with middle to upper income residents.

Branding Strategy

Branding will play a critical role in the success of the Company. The Company has performed a capabilities audit and has developed and designed the products.

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The Company has also performed marketing and capabilities landscape assessments based upon consumer immersion and research and designed to understand consumer purchase behaviors and values, assess short and long term socio-cultural and market trends, and analyze the marketplace and competitive landscape. The Company has collaborated with an assembled team of experts in the naming and development of the brand using expert level product design and marketing strategy. The Company has designed the look and feel of the logo using a palette, style guide, inspiration boards, design renderings, and production images.

The Company has developed a comprehensive, consumer-oriented toolkit using consistent language and tone for printed and online media and to target retailers on a sell-in, exclusive basis.

The Company intends to develop its website and advertisements for print and online media, and sales materials for retail strategic partners. The Company intends to maintain a graphics library to be used on all touch points.

The Company’s goal is to evolve the brand voice to embody quality, variety, and a strong market position. The Company is in an enviable position in this ‘space’ whereby it can position itself and develop its identity as a new (mine-gate to retail) gemstone company that provides a direct bridge between commercial miners and the finished products.

Internet Marketing

The Company intends to establish a presence on Google, Yelp, Bing, Yahoo and all other online search engines that are used to search for jewelry and sapphires. The Company intends to engage in significant SEO marketing efforts to ensure that the Company has strong results upon natural searches related to jewelry and sapphires. The Company intends to utilize PPC advertising, display advertising, and article marketing. The Company’s website will display a full catalogue of its products, background information regarding the mining of the products, information about the Company and management team, and contact information. The Company will also maintain a social media presence on Facebook, Twitter, and other social media websites to have an interactive presence.

Strategic Partnerships with Retailers

The Company intends to form limited strategic partnerships with retailers to sell the products at their retail boutiques. The benefit to us is the promotion of the Company brand at the consumer level until we are in a position to open our own flagship stores. Prior to launching the Company’s sales campaign, the Company intends to develop and use association strategy to identify appropriate and strategic partners for co-marketing opportunities.

The Company intends to develop a retail channel strategy to bolster the retail/direct to consumer sales approach while maintain a point of differentiation within the competitive landscape. Furthermore, the Company intends to develop retail adaptation strategies using in-store promotional and retail tactics using the Company’s branding strategy.

Print Advertising

The Company intends to advertise in lifestyle and fashion magazines that cater to middle to upper income individuals, such as Vogue, Cosmopolitan, and Vanity Fair.

Public Relations

The Company intends to gain public awareness and gain credibility through a public relations (PR) campaign to establish relationships with the local market. The Company intends to consistently attend editor events and engage in strategic media outreach planning and become a valued member of the community through community service offerings and support. The Company has engaged a PR firm to work to obtain interviews, print articles, and featured spots in leading fashion, luxury, and bridal magazines, industry publications, television news, radio programming, periodicals, and online websites and publications. The Company intends to develop short-lead and long-lead editorials and long lead editorials. The purpose of the PR campaign is to highlight the strength and innovation of the Company’s products.

Sponsorships

The Company intends to sponsor social events that are appropriate to promote jewelry on a consumer level. Examples of such events could be parties, art or photo shows, and charity events.

Celebrity Endorsement

The Company intends to identify multiple celebrities to bolster the brand image, and spread awareness of the Company’s brand and products.

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Promotions

The Company intends to develop promotional platforms to include sales during and after holidays, discounted prices on particular products, and discounts for repeat customers.

Competition

Competitive Analysis and Strategy

The industry in which we compete is highly competitive. We believe that the most important competitive factors in our industry include the ability to control as much as possible of the supply chain.

We intend to position Reign Sapphires as a premium brand in the price point and company of competitors such as Cartier; Harry Winston; Roberto Coin; Van Cleef & Arpels and Bvlgari. We believe that our competitors have certain existing advantages such as history and heritage; strong E-commerce and mobile presence; wholesale and flagship retail presence; strong social presence; a wide range of ancillary product offerings; strong public relations and marketing efforts; a balanced range of price points across the board; and consumer trust & recognition. However, we intend to set ourselves apart with strong brand identity and visuals, unique design and quality and brand awareness through traditional and social media.

Because we are a small company with a limited operating history, we are at a competitive disadvantage against larger and well-capitalized companies which have a track record of success and operations. Therefore, our primary method of competition involves promoting our direct to consumer offering.

Generally Australian miners sell their rough color gemstone material to trader who process the material and then sell the loose gemstones to the wholesale color gemstone market and then further down the supply chain to manufacturers and to retailers. Processors or traders generally don’t mine the material themselves and also don’t offer their product directly to manufacturers or retailers. Wholesale jewelers generally do not mine or process material they usually buy in bulk specific pieces of finished jewelry or manufacture the jewelry themselves using fine gemstones purchased from traders.

We do not intend to sell rough sapphires neither do we intend to sell the cut stones that we process; we intend to use the material exclusively for our manufacturing purposes. Wholesale revenues currently derived from sales of loose sapphires are attributable only to finished stones and not rough sapphires and the focus of our sales efforts in the future will be exclusively on finished jewelry.

In addition, although we will endeavor to secure wholesale partners, we intend to only offer a limited collection and inventory to our wholesale partners and intend to retain as much inventory as possible for own ecommerce site and flagship store.

Intellectual Property

The Company owns trademarks in the jewelry and gemstone class including “Reign” and “Reign Opulence” and the Company also owns a number of domain names.

Governmental Approvals and Regulation

We do not require any government approval in order to operate our business. In the event any of our operations or products requires government approval, we will comply with any and all local, state and federal requirements.

Other than federal and state securities laws and common business and tax rules and regulations, we are not subject to any material government regulation. However, there is a risk that we could be adversely affected by current laws, regulations or interpretations or that more restrictive laws, regulations or interpretations will be adopted in the future that could make compliance more difficult or expensive. There is also a risk that a change in current laws could adversely affect our business.

In addition, regulatory authorities have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement regulations. Accordingly, such regulatory authorities could prevent or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us if our practices were found not to comply with the then current regulatory or licensing requirements or any interpretation of such requirements by the regulatory authority. Our failure to comply with any of these requirements or interpretations could have a material adverse effect on our operations.

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Procurement and Manufacturing

Our sapphires are from Australia and processed in, Asia, Australia and the U.S, at the present time all of our manufacturing is conducted in the U.S. We have no formal contracts with our suppliers and manufacturers and our business dealings with those parties are based solely on long-standing personal relationships between them and Mr. Segelman, our President and CEO. In the event that we are unable to conduct business on satisfactory terms with any of these suppliers or manufacturers, we believe that an extensive number of alternative sources will be available to the Company and that our business can continue without disruption or adverse change in terms of pricing and availability.

Research and Development

Other than time spent researching our business and proposed markets and segmentation, the Company has not spent any funds on research and development activities to date. In the event opportunities arise from our operations, the Company may elect to initiate research and development activities, but the Company has no plans for any activities to date.

Environmental Laws and Regulations

Our operations are not subject to any environmental laws or regulations.

Employees

The Company had 2 full-time employees and 0 part-time employees as of the date of this prospectus.

We do not presently have pension, health, annuity, insurance, profit sharing, or similar benefit plans; however, we may adopt plans in the future.

Properties and Facilities

Our principal executive offices are located at 9465 Wilshire Blvd, Beverly Hills, California. The office space is currently being leased. We believe that our existing facilities are adequate for our current needs and that we will be able to lease suitable additional or alternative space on commercially reasonable terms if and when we need it. If we are able to raise sufficient capital through this offering, we will seek to lease a larger, dedicated space at no more than $5,000 per month.

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future. To the best our knowledge, none of our directors, officers or affiliates is involved in a legal proceeding adverse to our business or has a material interest adverse to our business.

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DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and the selling stockholders and is based on our own assessment of the Company’s financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our common stock is eligible for trading on the Over-the-Counter Pink Sheets, an electronic quotation service maintained by FINRA (Financial Industry Regulatory Authority) (“FINRA”), under the symbol “RGNP”, and the Company has been advised by FINRA that its common stock will be eligible for trading on the OTC Bulletin Board (“OTCBB”) operated by FINRA within 90 days of satisfaction of applicable regulatory requirements

The selling stockholders initially will sell shares of common stock at a price of $0.50 per share until they are quoted on the OTCBB, and thereafter may sell some or all of their shares from time to time at prevailing market prices, once they are quoted on the OTCBB, or at privately negotiated prices, and may sell either directly or through a broker-dealer in transactions between selling stockholders and purchasers, or otherwise.

We have filed a registration statement under the Exchange Act. If our common shares become quoted on the OTCBB and a market for the shares develops, the actual price of shares will be determined by prevailing market prices at the time of sale or by private transactions. The offering price would thus be determined by market factors.

Prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions. See “Risk Factors”.

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SECURITY OWNERSHIP OF PRINCIPAL AND SELLING STOCKHOLDERS

The following table contains information about the beneficial ownership of our common stock as of the date of this prospectus by:

•	each person who is known by us to beneficially own more than 5% of the outstanding shares of common stock;

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each of the selling stockholders.

The information in the table below is based upon information derived from our stock records. Except as set forth below, percentages of common stock owned are based on 34,623,000 shares outstanding as of the date of this prospectus. In addition, as of the date of this prospectus an aggregate of approximately 14,375,084 shares of our common stock were issuable upon conversion or exercise of outstanding convertible notes and warrants; however, such shares have not been included in the calculation of the percentages of common stock owned included in the table except as specifically described below.. The actual number of shares of common stock issuable upon conversion or exercise of outstanding convertible notes and warrants is subject to adjustment depending on, among other factors, future issuances of our shares of common stock, and could be materially more than the amount issuable as of the date of this prospectus. There are not any pending or anticipated arrangements that may cause a change in control.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed to be outstanding and beneficially owned by the person holding such options, warrants or convertible securities. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of any of the acquisition rights described above. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. The percentage of outstanding shares of any person as shown in the following table was calculated based on the ratio of the number of shares of our common stock beneficially owned by such person as of the date of this prospectus to the sum of (i) 34,623,000, the total number of outstanding shares of our common stock as of the date of this prospectus; and (ii) the number of shares of common stock issuable upon conversion or exercise of options, convertible notes or warrants held by such person and exercisable within 60 days of the date of this prospectus (taking into account any contractual limitations on the percentage of beneficial ownership of our common stock to which such person may be subject).

Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe to the best of our knowledge that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. The indication in the table that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, the business address of each of the entities and individuals named in the table below is c/o Reign Sapphire Corporation, 9190 W Olympic Blvd # 263 Beverly Hills CA 90212.

The following table also sets forth the number of common shares being offered by the selling stockholders and the number of shares that would be beneficially owned after the offering if a selling stockholder sold all of the shares offered under this prospectus. The percentage of shares beneficially owned after completion of the offering is based on the number of common shares outstanding as of the date of this prospectus. The shares being offered by the selling stockholders were offered and sold to them in private placement transactions pursuant to an exemption from the registration requirements under Regulation D and/or Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The sales of the securities were made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act. Each of the recipients of securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates. The shares being offered hereby by the selling stockholders are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. Because the selling stockholders are not obligated to sell all or any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number of shares (or actual percentage of the class) of our common stock that will be held by any selling stockholder upon completion of this resale offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the applicable selling stockholder. All information with respect to share ownership has been furnished by the selling stockholders. None of the selling stockholders is an affiliate of the Company.

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Certain of the persons identified in the table below are related to one another, as follows: (1) Mr. Joseph Segelman and Mrs. Chaya Segelman are married to one another; however they each disclaim beneficial ownership and/or voting power to shares owned by one another; (2) Mr. Joseph Segelman and Mr. Menachem Dadon are brother in laws; and (3) Mr. Joseph Segelman and Mr. Levi Lieder are brother in laws. Mr. Joseph Segelman and Mrs Chaya Segelman are founding stockholders of the Company and acquired all of their common shares at the founding of the Company at a price of $0.0001.

To our knowledge, none of the selling stockholders are broker-dealers and none of the entities included among the selling stockholders are affiliates of broker-dealers.

During the three years prior to the filing of this registration statement, no selling stockholder held any positions or offices or had any other material relationships with the Company or any of its predecessors or affiliates.

	Shares Beneficially Owned Prior to this Offering			Maximum Number of Shares Offered For Sale in this Offering	Shares Beneficially Owned After Completion of this Offering Assuming All Offered Shares are Sold
Name and Address	Number		Percentage		Number		Percentage
Five Percent Stockholders:
Australian Sapphire Corporation(1)	5,000,000		14.4%	—	5,000,000		14.4%
Alpha Capital Anstalt(15)	3,842,726		9.99%	—	3,842,726		9,99%
Brio Capital Master Fund Ltd.(16)	3,842,726		9.99%	—	3,842,726		9.99%

Named Executive Officers and Directors:
Joseph Segelman(1)(2)	20,000,000		57.8%	—	20,000,000		57.8%
Chaya Segelman	2,500,000		7.2%	—	2,500,000		7.2%

All Current Directors and Executive Officers as a Group (2 persons)	22,500,000	(3)	65.0%	—	22,500,000	(3)	65.0%

Other Selling Stockholders:
Sima L. Slavin	1,200,000		3.5%	1,200,000	—		—
Daymond John (4)	1,000,000		2.9%	1,000,000	—		—
Willa Qian	450,000		1.3%	450,000	—		—
Alan S. Gutterman	450,000		1.3%	450,000	—		—
Eiden, Inc.(5)	250,000		*	250,000	—		—
OBK Ltd.(6)	100,000		*	100,000	—		—
Haytarr LLC(7)	100,000		*	100,000	—		—
Margo Siegel	75,000		*	75,000	—		—
Dalman Enterprises, Inc. (8)	50,000		*	50,000	—		—
Menachem Dadon	25,000		*	25,000	—		—
Mimi Jakobson	25,000		*	25,000	—		—
Tana Consulting(9)	25,000		*	25,000	—		—
Joshua Moorvich(5)	25,000		*	25,000	—		—
Firerock Capital, Inc.(10)	20,000		*	20,000	—		—
City One Securities Limited(11)	10,000		*	10,000	—		—

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	Shares Beneficially Owned Prior to this Offering		Maximum Number of Shares Offered For Sale in this Offering	Shares Beneficially Owned After Completion of this Offering Assuming All Offered Shares are Sold
Name and Address	Number	Percentage		Number	Percentage
Gerald Deciccio(9)	10,000	*	10,000	—	—
Michael Gonzalez	10,000	*	10,000	—	—
Richard Andrews	10,000	*	10,000	—	—
Arto Rolf Juhani Saari	10,000	*	10,000	—	—
Jeremy Avitan	10,000	*	10,000	—	—
Levi Lieder	10,000	*	10,000	—	—
Jaklynn Abesera	5,000	*	5,000	—	—
Michael Ashikian	5,000	*	5,000	—	—
Dalia Shoshanah Fishman	5,000	*	5,000	—	—
Yehudis Lipskier	5,000	*	5,000	—	—
Rise Entertainment(12)	5,000	*	5,000	—	—
Jacob Shallman	5,000	*	5,000	—	—
Axis Marketing(13)	5,000	*	5,000	—	—
Mikael Mekardjian	5,000	*	5,000	—	—
Michael Pellegrino	5,000	*	5,000	—	—
Leo Kertzman	4,000	*	4,000	—	—
Bureau 9(14)	4,000	*	4,000	—	—
Tim Nguyen	2,000	*	2,000	—	—
Eliyahu Rice	1,000	*	1,000	—	—
Kimberly Estrada	1,000	*	1,000	—	—
Paul Lubicz	1,000	*	1,000	—	—

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Mr. Joseph Segelman is the owner of all of the outstanding shares of Australian Sapphire Corporation and thus has beneficial ownership and voting and dispositive power over all of the common shares of the Company owned of record by Australian Sapphire Corporation, which shares are not included in the number of shares identified as being beneficially owned by Mr. Segelman in his individual capacity elsewhere in the table.

(2)	Does not include 10,000,000 shares of authorized but unissued common stock that Mr. Segelman has the right to acquire upon exercise of options granted under the Company’s 2015 Equity Incentive Plan as described in “Executive Compensation — Agreements with Executive Officers” elsewhere in this prospectus. The shares subject to such options have not been included since the options are not currently exercisable or exercisable within 60 days of the date of this prospectus and thus are not deemed to be currently outstanding and beneficially owned by Mr. Segelman as the holder of the options.

(3)	Does not include 5,000,000 shares owned of record by Australian Sapphire Corporation, which are owned beneficially and of record by Mr. Joseph Segelman and as to which Mr. Segelman exercises sole voting and dispositive power. See Note 1 above. Also does not include 10,000,000 shares of authorized but unissued common stock that Mr. Segelman has the right to acquire in the future as described in Note 2 above.

(4)	Mr. Jon’s business address is 350 Fifth Avenue Suite 6617 New York, NY 10118.

(5)	Beneficial ownership and voting and dispositive power of all of the common shares of the Company owned of record by Eiden, Inc. is held by Joshua Moorvich, which shares are in addition to the 25,000 common shares owned of record by Mr. Moorvich in his individual capacity. Mr. Moorvich’s business address is 11111 Santa Monica Boulevard Suite 1840 Los Angeles CA 90025.

(6)	Beneficial ownership and voting and dispositive power of all of the common shares of the Company owned of record by the stockholder is held by Richard Andrews, whose business address is 17a Vaucluse Road, Sydney NSW 2030. Mr. Joseph Segelman is a member of the advisory board of the stockholder and a director of one of the portfolio companies owned and managed by the stockholder; however, Mr. Segelman disclaims any beneficial ownership and/or voting power with respect to the common shares of the Company owned of record by the stockholder.

(7)	Beneficial ownership and voting and dispositive power of all of the common shares of the Company owned of record by the stockholder is held by Seth Farbmann, whose business address is 354 Eastwood Road Woodmere NY 11598.

(8)	Beneficial ownership and voting and dispositive power of all of the common shares of the Company owned of record by the stockholder is held by Daniel Fishman, whose business address is 1530 S Point View Street Los Angeles CA 90035.

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(9)	Beneficial ownership and voting and dispositive power of all of the common shares of the Company owned of record by Tana Consulting is held by Gerald Deciccio, which shares are in addition to the 10,000 common shares owned of record by Mr. Deciccio in his individual capacity. Mr. Deciccio’s business address is 9465 Wilshire Blvd, Beverly Hills, CA 90212.

(10)	Beneficial ownership and voting and dispositive power of all of the common shares of the Company owned of record by the stockholder is held by Seth Fireman, whose business address is 1040 First Ave. Suite 190 New York NY 10022.

(11)	Beneficial ownership and voting and dispositive power of all of the common shares of the Company owned of record by the stockholder is held by John Nulands, whose business address is One Royal Exchange Avenue London EC3V 3LT United Kingdom.

(12)	Beneficial ownership and voting and dispositive power of all of the common shares of the Company owned of record by the stockholder is held by Jeff Burrows, whose business address is 1720 1/2 Whitley Avenue Los Angeles CA 90036.

(13)	Beneficial ownership and voting and dispositive power of all of the common shares of the Company owned of record by the stockholder is held by Dov Blauner, whose business address is 1243 S Point View Street Los Angeles CA 90035.

(14)	Beneficial ownership and voting and dispositive power of all of the common shares of the Company owned of record by the stockholder is held by Michael Gonzalez, whose business address is 7257 Beverly Blvd. Suite 205 Los Angeles, CA 90036.
(15)	Consists of: (i) 1,250,000 common shares; and (ii) convertible notes in the total amount of $431,250 and warrants to purchase common shares that are convertible and/or exercisable into 7,187,542 common shares as of the date of this prospectus. However, Alpha Capital Anstaldt (“Alpha”) is contractually limited to beneficial ownership of our common shares not to exceed 9.99% and this limitation has been taken into account in calculating the number of shares shown in the table for Alpha. Subject to certain conditions, Alpha holds an additional investment right to purchase additional common shares, convertible notes and warrants. See “Description of Securities—Convertible Securities” in this prospectus. The stockholder has advised us that voting and dispositive power of all of the common shares of the Company owned of record by the stockholder is held by Konrad Ackermann and Dr. Nicola Feuerstein, who are members of the board of directors of Alpha. The business address of Alpha is Lettstrasse 32, 9490 Vaduz, Lichtenstein.
(16)	Consists of: (i) 1,250,000 common shares; and (ii) convertible notes in the total amount of $431,250 and warrants to purchase common shares that are convertible and/or exercisable into 7,187,542 common shares as of the date of this prospectus. However, Brio Capital Master Fund Ltd. (“Brio”) is contractually limited to beneficial ownership of our common shares not to exceed 9.99% and this limitation has been taken into account in calculating the number of shares shown in the table for Brio. Brio holds an additional investment right to purchase additional common shares, convertible notes and warrants. See “Description of Securities—Convertible Securities” in this prospectus. The stockholder has advised us that voting and dispositive power of all of the common shares of the Company owned of record by the stockholder is held by Shaye Hirsch, who is a director of Brio. The business address of Brio is 100 Merrick Road, Suite 401W, Rockville Center NY 11570.

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PLAN OF DISTRIBUTION

The Company has 34,623,000 shares of common stock issued and outstanding as of the date of this prospectus. Our selling stockholders are offering 3,923,000 shares of our common stock which have previously been issued to them and are currently outstanding. We will not receive any of the proceeds from the sale of shares by the selling stockholders. The Company’s common stock is eligible for trading on the Over-the-Counter Pink Sheets, an electronic quotation service maintained by FINRA (Financial Industry Regulatory Authority) (“FINRA”), under the symbol “RGNP”, and the Company has been advised by FINRA that its common stock will be eligible for trading on the OTC Bulletin Board (“OTCBB”) operated by FINRA within 90 days of satisfaction of applicable regulatory requirements. The selling stockholders will sell shares at a fixed price of $0.50; however, if at such time our shares are quoted on the OTCBB the selling stockholders may sell their shares at prevailing market prices or at privately negotiated prices. There is no arrangement to address the possible effect of the offering on the price of the stock.

Although we anticipate listing on the OTCBB will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTCBB rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution. Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act/Penny Stock Rules

Our common shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 excluding revenue or annual income exceeding $200,000 or $300,000 jointly with their spouses).

•	Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

•	Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

•	Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

•	Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

•	Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

•	Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

Blue Sky Law Considerations

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, or Standard and Poor’s Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action. However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a “shell company” at the time of application.

The Company has filed a Form 8-A with the SEC to become a “reporting issuer” under Section 12(g) of the Exchange Act, as amended. As a result of such filing, the Company’s shares of common stock are deemed to be “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company may, at its own cost, make the required notice filings in Michigan, New Hampshire, Texas and Vermont; however, there is no guarantee that the Company will make such filings.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

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Distribution of Shares by Selling Stockholders

This prospectus covers the resale by selling stockholders of shares of our Common Stock that they have already acquired from us. The selling stockholders initially will sell shares of common stock at a price of $0.50 per share until they are quoted on the OTCBB, and thereafter may sell some or all of their shares from time to time at prevailing market prices, once they are quoted on the OTCBB, or at privately negotiated prices, and may sell either directly or through a broker-dealer in transactions between selling stockholders and purchasers, or otherwise.

The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales;

•	agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may enter into hedging transactions with third parties, which may in turn engage in short sales of the common stock in the course of hedging the position they assume. The selling stockholders may also enter into short positions or other derivative transactions relating to the common stock, or interests in the common stock, and deliver the common stock, or interests in the common stock, to close out their short or other positions or otherwise settle short sales or other transactions, or loan or pledge the common stock, or interests in the common stock, to third parties that in turn may dispose of these securities.

Our obligation to register, or maintain, a registration statement governing the shares registered for resale hereunder will terminate:

•	if all the shares have been registered and sold pursuant to this registration effected or pursuant to exempt transactions; or

•	at such time as all shares held by the selling stockholders may be sold within a three-month period under Rule 144, either because each selling stockholder holds 1% or less of our then-outstanding common stock or because each selling stockholder can sell all of its shares under Rule 144(k) without volume or time limitations.

The selling stockholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer who participates in such transactions as an agent may receive a commission from the selling stockholders, or, if it acts as agent for the purchaser of such common stock, from such purchaser. The selling stockholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling stockholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling stockholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling stockholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders.

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We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be underwriters, they must comply with applicable law and, among other things, must:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution. Also, the selling stockholders are subject to applicable provisions that limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, and any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

No stockholder may offer or sell shares of our common stock under this prospectus unless such stockholder has notified us of his or her intention to sell shares of our common stock and the registration statement of which this prospectus is a part has been declared effective by the SEC, and remains effective at the time such selling stockholder offers or sells such shares. We are required to amend the registration statement of which this prospectus is a part to reflect material developments in our business and current financial information. Each time we file a post-effective amendment to our registration statement with the SEC, it must first become effective prior to the offer or sale of shares of our common stock by the selling stockholders.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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DESCRIPTION OF SECURITIES

General

We have authorized capital stock consisting of 150,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 10,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this prospectus, we have 34,623,000 shares of Common Stock issued and outstanding.

This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated by-laws, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. References in this section to the “Company,” “we,” “us” and “our” refer to Reign Sapphire Corporation and not to any of its subsidiaries.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation. Accordingly, the Company’s Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, and no shares of our authorized Preferred Stock are issued and outstanding as of the date of this prospectus, there can be no assurance that we will not do so in the future.

Options

Except for options to purchase 10,000,000 shares of our common stock issued to Joseph Segelman, the Company’s President and CEO, under our 2015 Equity Incentive Plan, there are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock as of the date of this prospectus. For information on the Company’s 2015 Equity Incentive Plan, see “Executive Compensation — Equity Compensation Plans and Other Benefit Plans” below. For information on the Company’s stock option agreement with Mr. Segelman, see “Executive Compensation — Agreements with Executive Officers” below.

Convertible Securities

On December 23, 2015, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to two institutional investors Alpha Capital Anstalt and Brio Capital Master Fund Ltd. (collectively “Purchasers”) of up to (i) 2,500,000 shares of the Company’s Common Stock (the “Incentive Shares”); (ii) $862,500 aggregate principal amount of Secured Convertible Notes (the “Notes”) and (iii) Common Stock Purchase Warrants to purchase up to an aggregate of 7,187,542 shares of the Company’s Common Stock (the “Warrants”).  The Incentive Shares, Notes and Warrants were issued as of December 23, 2015 (the “Original Issue Date”). Purchasers received (i) Incentive Shares at the rate of 2.8986 Incentive Shares for each $1.00 of Note principal issued to such Purchaser; (ii) a Note with a principal amount of $1.00 for each $0.86956 for each $1.00 paid by each purchaser for such purchaser’s Note; and (iii) Warrants to purchase up to a number of shares of Common Stock equal to 100% of such purchaser’s Note principal amount divided by $0.12 (“Purchaser Conversion Price”), the conversion price in effect on the Initial Closing Date, with a per share exercise price equal to $0.30, subject to adjustment. The aggregate cash subscription amount received by the Company from the purchasers for the issuance of the Incentive Shares, Notes and Warrants was approximately $724,500 (the “Subscription Amount”) which was issued at a $138,000 discount from the face value of the Note. This summary is not a complete description of all of the terms of the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement filed as an exhibit to the registration statement in which this prospectus is included.

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Terms of Notes; Collateral and Guarantees; Optional Redemption

The Notes mature on June 23, 2017, eighteen (18) months after the Original Issue Date, and provide for interest to accrue at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law after the occurrence of any event of default as provided in the Notes. At any time after the Original Issue Date, the holders, at their option, may convert the outstanding principal balance and accrued interest into shares of Common Stock of the Company. The initial conversion price for the principal and interest in connection with voluntary conversions by a holder of a Note is $0.12 per share, subject to adjustment as provided therein. Each Note, for example, is subject to adjustment upon certain events such as stock splits and has full ratchet anti-dilution protections for issuance of securities by the Company at a price that is lower than the then-current conversion price except for certain exempt issuances. Each Note also contains certain negative covenants, including prohibitions on incurrence of indebtedness, liens, charter amendments, dividends, redemption. None of the holders of the Note have the right to convert any portion of their Note if it (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”). The Notes include customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading.  If such an event of default occurs, the holders of the Notes may be entitled to take various actions, which may include the acceleration of amounts due under the Notes and accrual of interest as described above. As described below, the Notes are collectively collateralized by substantially all of the assets of the Company and guarantees of payment of the Notes have also been delivered by certain parties. The foregoing description is qualified in its entirety by reference to the full text of the form of Note filed as filed as an exhibit to the registration statement in which this prospectus is included.

In connection with the Purchase Agreement, the Company also entered into a security agreement, dated December 23, 2015 (the “Security Agreement”) with the collateral agent for the holders of the Notes. The Security Agreement provides the holders a security interest in substantially all of the assets of the Company, subject to the terms of the security agreement. This summary is not a complete description of all of the terms of the Security Agreement and is qualified in its entirety by reference to the full text of the Security Agreement filed as an exhibit to the registration statement in which this prospectus is included.

In addition, pursuant to the terms of guaranty agreements between them and the holders of the Notes dated December 23, 2015, Joseph Segelman, the Chief Executive Officer and President of the Company, and Australian Sapphire Corporation (“ASC”), a stockholder of the Company which is wholly-owned by Joseph Segelman, guaranteed payment of all amounts owed under the Notes, subject to the terms of such guaranty agreements. The guaranty agreement delivered by Joseph Segelman is referred to herein as the “Personal Guaranty” and the guaranty agreement delivered by ASC is referred to herein as the “Corporate Guaranty”. ASC also granted the holders of the Notes a security interest in substantially all of the assets of ASC, subject to the terms of a security agreement entered into by and among the collateral agent for the holders of the Notes and ASC (the “Guarantor Security Agreement”). This summary is not a complete description of all of the terms of the agreements referred to in this paragraph and is qualified in its entirety by reference to the full text of the Corporate Guaranty, Guarantor Security Agreement and Personal Guaranty filed as exhibits to the registration statement in which this prospectus is included.

The Notes provide that commencing six (6) months after the Original Issue Date, the Company will have the option of prepaying the outstanding principal amount of the Notes (an “Optional Redemption”), in whole or in part, by paying to the holders a sum of money in cash equal to one hundred percent (100%) of the principal amount to be redeemed, together with accrued but unpaid interest thereon, if any, and any and all other sums due, accrued or payable to the holder arising under the Note through the Redemption Payment Date (as defined below) and 2.8986 shares of Common Stock of the Company for each $1.00 of Note principal amount being redeemed. The Company’s election to exercise its Optional Redemption rights must be by notice in writing (a “Notice of Redemption”) that specifies the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be a date certain not sooner than thirty (30) trading days after the date of the Notice of Redemption (the “Redemption Period”). A Notice of Redemption, if given, may be given on the first Trading Day following twenty (20) consecutive Trading Days (the “Lookback Period”) during which all of the “Equity Conditions”, as defined in the Notes and described below, have been in effect. A Notice of Redemption shall not be effective with respect to any portion of the principal amount for which the holder has previously delivered an election to convert, or for conversions initiated or made by the holder during the Redemption Period. A Notice of Redemption is subject to certain other limitations described in the Notes and the failure of the Company to pay the Redemption Amount on the Redemption Payment Date may be deemed by the holder to be a non-curable event of default under the Notes.

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As discussed above, the ability of the Company to exercise its Optional Redemption rights is subject to satisfaction of all of the “Equity Conditions”, a term which is defined in the Notes to mean, during the period in question, (a) the Company shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more notices of conversion of the applicable holder on or prior to the dates so requested or required, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the applicable holder in respect of the Note and the other documents executed and delivered in connection with the issuance of the Notes and as specifically defined in the Purchase Agreement (the “Transaction Documents”), (c) there is either (i) an effective registration statement pursuant to which the holders are permitted to utilize the prospectus thereunder to resell all of the shares issuable upon conversion of the Notes (the “Conversion Shares”) and exercise of the Warrants (the “Warrant Shares”) (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), or (ii) all of the Conversion Shares and Warrant Shares (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner of sale restrictions or current public information requirements; and Company counsel has delivered to the Company’s transfer agent and holder a standing, written unqualified opinion that resales may then be made by the holder of all of the holder’s Conversion Shares and Warrant Shares pursuant to such effective registration statement, (d) the Common Stock is trading on a trading market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on the trading market (and the Company believes, in good faith, that trading of the Common Stock on such trading market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) an Event of Default (as defined in the Notes) has not occurred, whether or not such Event of Default has been cured, (g) there is no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (h) the issuance of the shares in question to the applicable holder would not exceed the Beneficial Ownership Limitation, (i) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction (each as defined in the Notes) that has not been consummated, and (j) the applicable holder is not in possession of any information provided by Borrower that constitutes, or may constitute, material non-public information.

Terms of Warrants

As described above, holders of the Notes received Warrants to purchase up to a number of shares of Common Stock equal to 100% of such holder’s Note principal amount divided by $0.12, which is the conversion price of the Notes in effect on the Initial Closing Date. The initial exercise price for the Warrants is $0.30 per share, subject to adjustment as described below, and the Warrants are exercisable for five years after the Initial Trading Date, which is defined in the Purchase Agreement as the third day on which the Common Stock of the Company actually trades on a Trading Market (as defined in the Purchase Agreement) with at least two market makers. The Warrants are exercisable for shares of Common Stock upon the payment in cash of the exercise price and they are also exercisable on a cashless basis at any time there is no effective registration statement registering the shares of Common Stock underlying the Warrants. The exercise price of the Warrants is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. The exercise price of the Warrants is also subject to full ratchet price adjustment if the Company sells or grants any option to purchase, sell or re-price any Common Stock or Common Stock Equivalents (as defined therein) at an exercise price lower than the then-current exercise price of the Warrant with the exception for certain exempted issuances and subject to certain limitations on the reduction of the exercise price as provided in the Warrants. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of the Common Stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction; provided that upon the occurrence of certain fundamental transactions, the holder can require the Company to purchase the Warrant for cash at a price equal to the higher of the Black Scholes Value of the unexercised portion of the Warrant or difference between the cash per share paid in the fundamental transaction and the exercise price per share. The holder of Warrants will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. The foregoing description is qualified in its entirety by reference to the full text of the form of Warrant filed as an exhibit to the registration statement in which this prospectus is included.

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Subsequent Closing Rights and Obligations

The Purchase Agreement provides that the Company with respect to all, but not fewer than all of the purchasers of the Notes or each purchaser of a Note for himself, respectively, until two years after the Initial Trading Day, but not later than three years after the Initial Closing Date may require a subsequent closing (“Subsequent Closing”) for up to an additional subscription amount equal to the Subscription Amount paid on the Initial Closing Date on the same terms and conditions as the initial closing described above. The Subsequent Closing must take place within twenty (20) business days after the Company or a purchaser, as the case may be, has provided the other parties to this Agreement notice (“Subsequent Closing Notice”) and a signed certificate that all of the closing conditions required to be satisfied by such notice giving party will be satisfied as of the Subsequent Closing.

The respective obligations of the purchasers in connection with any Subsequent Closing are subject to certain conditions set forth in the Purchase Agreement including, without limitation, the absence of any suspension in trading of the Company’s Common Stock at any time prior to the date of the Subsequent Closing and the non-occurrence of any event of default under the Notes nor an event which with giving of notice or the pass of time could be or become an event of default. In addition, the purchase shall have no obligations in connection with any Subsequent Closing unless (i) during the period commencing six months after the Initial Closing Date, and ending not later than ten days before the date of the Subsequent Closing Notice, the closing bid price of the Common Stock as reported by Bloomberg L.P. for the principal trading market for the Company’s Common Stock shall have been $0.25 or greater for twenty (20) consecutive trading days with average daily trading volume of 300,000 shares of Common Stock during such twenty (20) trading days; and (ii) the Company has reporting in a timely filed Form 10-K, or Form 10-Q, or other financial statement certified as true and accurate, by the Company’s United States certified public accountant, gross revenues in the ordinary course of business derived from the sale of gems of not less than $500,000, determined according to GAAP for any consecutive twelve month period commencing with the first full calendar month after the Original Issue Date.

The terms and conditions governing the securities to be issued in connection with the Subsequent Closing shall be substantially similar to the securities issued in connection with the closing on the Initial Closing Date (the “Initial Closing”), mutatis mutandem, except that if the Subsequent Closing is initiated by a purchaser, the Guarantor Security Agreement, the Corporate Guaranty and the Personal Guaranty shall not apply to the Notes issued in connection with such purchaser-initiated Subsequent Closing and the Warrants issued in connection with the Subsequent Closing shall not include the full-ratchet price adjustment provisions included in the Warrants issued at the Initial Closing. Neither the Company nor a purchaser will be permitted to require a Subsequent Closing with respect to an amount of Subsequent Closing Note principal equal to the amount of the Initial Closing Note principal for which the Company has delivered an Optional Redemption Notice (as described above), except that the rights of a purchaser with regard to a Subsequent Closing will be fully restored in the event the Company does not timely comply with the Company’s obligations after delivery of such Optional Redemption Notice.

Additional Purchaser Rights and Company Obligations

The Purchase Agreement includes additional purchaser rights and Company obligations including obligations on the Company to satisfy the current public information requirements under SEC Rule 144(c); obligations on the Company with respect to the use of proceeds from the sale of securities under the Purchase Agreement; purchaser rights to approve certain subsequent equity sales by the Company; purchaser rights to participate in future Company financings; and piggy-back registration rights in favor of the purchasers. Reference should be made to the full text of the Purchase Agreement filed as an exhibit to the registration statement in which this prospectus is included.

Registration Rights

The Purchase Agreement referred to above provides that if at any time after the Initial Closing Date there is not an effective registration statement registering all of the issued Incentive Shares, Conversion Shares and Warrant Shares and the Company determines to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, but excluding the registration statement in which this prospectus is included, Forms S-4 or S-8 and similar forms which do not permit such registration, then the Company shall send to each holder of any of the securities issued under the Purchase Agreement written notice of such determination and, if within fifteen calendar days after receipt of such notice, any such holder shall so request in writing, the Company shall include in such registration statement all or any part of the Conversion Shares and Warrant Shares such holder requests to be registered and which inclusion of such Conversion Shares and Warrant Shares will be subject to customary underwriter cutbacks applicable to all holders of registration rights and minimum cutbacks in accordance with guidance provided by the Commission (including, but not limited to, Rule 415).

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. In addition, the Purchase Agreement referred to above contains certain negative covenants including prohibitions on dividends. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

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Anti-Takeover Effects or Provisions of Our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our Company.

Special Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called only by the secretary of the company pursuant to a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

Choice of Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, or any action asserting a claim against us that is governed by the internal affairs doctrine.

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Amendment of Charter Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least 66 2/3% of the voting power of our then outstanding voting stock.

The provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, please see “Management-Limitation on Liability and Indemnification Matters.”

Listing

The Company’s common stock is eligible for trading on the Over-the-Counter Pink Sheets, an electronic quotation service maintained by FINRA (Financial Industry Regulatory Authority) (“FINRA”), under the symbol “RGNP”, and the Company has been advised by FINRA that its common stock will be eligible for trading on the OTC Bulletin Board (“OTCBB”) operated by FINRA within 90 days of satisfaction of applicable regulatory requirements.

Holders of Our Common Stock

As of the date of this prospectus, the Company has 45 stockholders of record and there are 34,623,000 shares of the Company’s common stock outstanding.

Transfer Agent

Our stock transfer agent is VStock Transfer Agents. Their mailing address is 18 Lafayette Place, Woodmere, New York, 11598. Our stock transfer agent can be reached by phone at (212) 828 8436.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market. See “Plan of Distribution”.

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REPORTS TO SECURITIES HOLDERS

The Company has filed a Form 8-A under the Exchange Act and thus has become a fully reporting company under the requirements of the Exchange Act and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F. Street N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as described below, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the shares of common stock offered hereby will be passed upon for us by Qian & Company, A California Professional Law Corporation. Willa Qian, the sole shareholder of Qian & Company, is the owner of 450,000 shares of our common stock, all of which are being offered for resale pursuant to this prospectus, and Alan S. Gutterman, Of Counsel to Qian & Company, is the owner of 450,000 shares of our common stock, all of which are being offered for resale pursuant to this prospectus.

The financial statements for the year ended December 31, 2015 included in this prospectus and the registration statement have been audited by Hall & Company, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements for the year ended December 31, 2014 included in this prospectus and the registration statement have been audited by Hartley Moore Accountancy Corporation, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by Hall & Company and Hartley Moore Accountancy Corporation, our principal accountants, with respect to our last two fiscal years.

	2015	2014
Audit fees	$2,500	$5,000
Audit related fees	$10,000
Tax fees
All other fees
Total	$12,500	$5,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

In connection with the reorganization of Hartley Moore Accountancy Corporation (the “Former Auditor”), its audit partners and staff have joined Hall and Company, Inc. (“Hall”). Due to the reorganization of the firm, the Former Auditor has resigned as the independent auditor of Reign Sapphire Corporation, effective March 9, 2016. The Former Auditor has been our auditor since December 15, 2014.

As a result of the above, our Board of Directors approved the resignation of the Former Auditor effective March 9, 2016, and the engagement of Hall as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015 effective March 9, 2016.

The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by the Former Auditor.

We have not consulted with Hall for the fiscal year ended December 31, 2015, and the interim period ending March 9, 2016 regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on our financial statements, and neither written or oral advice was provided that would be an important factor considered in reaching a decision as to accounting, auditing or financial reporting issues. There were no matters that were either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

In connection with the audit of the fiscal years ended December 31, 2014 and 2013, and through March 9, 2016, we have no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The Former Auditor’s reports on our consolidated financial statements as of and for the year ended December 31, 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles other than a going concern.

During our two most recent completed fiscal years, and interim period through March 9, 2016, there were no “reportable events” as such term is described in Item 304(a)(1)(v) of Regulation S-K with the Former Auditor.

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MANAGEMENT AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth information, as of the date of this prospectus, regarding our executive officers and directors:

Name	Age	Title
Joseph Segelman	39	President, Chief Executive Officer and Director
Chaya Segelman	36	Secretary and Director

Joseph Segelman has served as our President and Chief Executive Officer and a member of our board of directors since December 2014. During the five year period prior to December 2014, Mr. Segelman served as the Chief Executive Officer and Managing Director of UWI Holdings Corporation (previously known as Australian Sapphire Corporation), Shefa Mining Corporation and Spencer Lloyd & Associates. He is an experienced marketing and operations professional with over 17 years of experience in logistics and marketing and extensive experience in the Australian mining and gem industry. He is currently Director of Australian Sapphire Corporation and Spencer Lloyd & Associates. He is also a Director & Board Member of OBK (a Sydney based charity), and a Captain (Chaplain) in the Australian Army reserves. Mr. Segelman is the author of “Take Action: Successful Australians Share their Secrets”, (Lothian Books, 2004).

Chaya Segelman has served as our Secretary and a member of our board of directors since December 2014. During the five year period prior to December 2014, Mrs. Segelman served as the secretary and head of operations and a member of the board of directors of UWI Holdings Corporation (previously known as Australian Sapphire Corporation), Shefa Mining Corporation and Spencer Lloyd & Associates. She has over 15 years of company administration experience.

Our sole directors, Joseph and Chaya Segelman, are married to one another.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations.

Board Composition

Our business and affairs are managed under the direction of our board of directors, which upon the consummation of this offering will consist of two members. Directors serve for a term of one year and until their successors have been duly elected and qualified.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the directors can adequately perform the functions of such committees.

In lieu of an audit committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company’s internal accounting controls, practices and policies.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

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We believe that our directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The directors of our Company do not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our directors and our executive officers have not been involved in or a party in any of the following events or actions during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

The Company has not formally adopted a written Code of Ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Compensation Committee Interlocks and Insider Participation

As a smaller reporting company, the Company is not required to provide this disclosure.

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Role of Board of Directors in Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of our board of directors in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for our company. The participation of our board of directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our company, including operational, financial, legal and regulatory, and strategic and reputational risks.

While our board of directors has the ultimate responsibility for the risk management process, senior management and various committees of our board of directors, when formed, will also have responsibility for certain areas of risk management. Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full board of directors or a relevant committee. Our finance and regulatory personnel serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Director Compensation

All of the Company’s directors are employees of the Company and such persons have not been separately compensated for their services to the Company as a director.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our certificate of incorporation does not eliminate a director’s duty of care and in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our bylaws, we will also be empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered or will enter into indemnification agreements with each of our directors and officers. These agreements provide indemnification for certain expenses and liabilities incurred in connection with any action, suit, proceeding, or alternative dispute resolution mechanism, or hearing, inquiry, or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent, or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent, or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent, or fiduciary of another entity. In the case of an action or proceeding by, or in the right of, our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as we may provide indemnification for liabilities arising under the Securities Act to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

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EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers, or NEOs. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Summary Compensation Table

The particulars of the compensation paid to the following persons: (1) our principal executive officer; and (2) each of our two most highly compensated executive officers who were serving as executive officers at the end of the fiscal year ended December 31, 2015, who we will collectively refer to as the “named executive officers” of the Company, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (i)	Total ($) (i)
Joseph Segelman,	2015	165,000	0	0	2,500,000	0	0	$0	$2,665,000
CEO	2014	120,000	0	0	0	0	0	$0	$120,000
	2013	64,000	0	0	0	0	0	0	$64,000

Chaya Segelman,	2015	75,000	0	0	0	0	0	$0	$75,000
Operations	2014	60,000	0	0	0	0	0	$0	$60,000
	2013	32,000	0	0	0	0	0	0	$32,000

Other than as disclosed below, there are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

Grants of Plan-Based Awards Table

Except as described below in “Agreements with Executive Officers”, none of our named executive officers received any grants of stock, option awards or other plan-based awards during the period ended December 31, 2015.

Options Exercised and Stock Vested Table

Except as described below in “Agreements with Executive Officers”, none of our named executive officers exercised any stock options or restricted stock units during the period ended December 31, 2015.

Outstanding Equity Awards at 2015 Year End

None of our named executive officers had any outstanding stock or option awards as of December 31, 2015 that would be compensatory to the officer. Except as described below in “Agreements with Executive Officers”, the Company has not issued any awards to its named executive officers. The Company and its Board of Directors may grant awards as it sees fit to its employees as well as key consultants. See the discussion of “Equity Compensation Plans and Other Benefit Plans” below.

Agreements with Executive Officers

We do not have any employment or consulting agreements with any executive officers or directors except as follows:

Joseph Segelman

Effective as of April 1, 2015, we entered into an employment agreement with Joseph Segelman, our President and Chief Executive Officer. The initial term of Mr. Segelman’s employment agreement expires on December 31, 2018, unless earlier terminated by us or Mr. Segelman. The agreement provides for automatic one-year renewals, unless either we or Mr. Segelman give notice of our or his intention not to extend at least 90 days prior to the expiration of any term. Under his employment agreement, Mr. Segelman receives a minimum annual base salary of $180,000. Mr. Segelman is eligible to receive an annual performance bonus each year, if performance goals established by our board of directors are met, and is entitled to participate in customary benefit plans.

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If we terminate Mr. Segelman’s employment without cause, he will be entitled to the following: (i) payment of (x) accrued compensation and unpaid base salary through the date of such termination, (y) any amounts previously deferred by Mr. Segelman and (z) the payment or reimbursement for expenses incurred prior to the date of such termination; (ii) an amount equal to 200% of the base salary and (iii) continued participation, at our expense, in our health and welfare programs for a period of two years after the date of termination.

For purposes of Mr. Segelman’s employment agreement with us, a termination for cause will be deemed to have occurred upon the happening of the following, subject to a cure right: (i) his misappropriation or theft of our or any of our subsidiary’s funds or property; (ii) his conviction or entering of a plea of nolo contendere of any fraud, misappropriation, embezzlement or similar act, felony or crime involving dishonesty or moral turpitude; (iii) his engagement in any conduct that is materially injurious to us; (iv) his material breach of his employment agreement or material failure to perform any of his duties owed to us; (v) his commission of any act involving willful malfeasance or gross negligence or his failure to act involving material nonfeasance; or (vi) his material violation of the code of conduct of the Company or its subsidiaries or of any statutory or common law duty of loyalty to the Company or its subsidiaries.

In connection with his employment agreement, Mr. Segelman was granted options to purchase 10,000,000 shares of our common stock in accordance with a share option agreement pursuant to the Company’s 2015 Incentive Equity Plan, which is described below. The share option agreement provides, among other things, that Mr. Segelman’s options shall vest monthly over a two year period commencing on April 1, 2015. This award is also subject to accelerated vesting in certain circumstances, including in connection with certain terminations or the achievement of specified performance milestones including the successful offer and sale of all of the shares of common stock being offered by the Company pursuant to this prospectus.

The foregoing description of Mr. Segelman’s employment and stock option agreements does not purport to be complete and is qualified in its entirety by the text of each of those agreements, copies of which will be filed as exhibits to this registration statement and incorporated by reference herein.

Chaya Segelman

Effective as of April 1, 2015, we entered into an employment agreement with Chaya Segelman, our Secretary and Head of Operations. The initial term of Mrs. Segelman’s employment agreement expires on December 31, 2018, unless earlier terminated by us or Mrs. Segelman. The agreement provides for automatic one-year renewals, unless either we or Mrs. Segelman give notice of our or her intention not to extend at least 90 days prior to the expiration of any term. Under her employment agreement, Mrs. Segelman receives a minimum annual base salary of $80,000.

If we terminate Mrs. Segelman’s employment without cause, she will be entitled to the following: (i) payment of (x) accrued compensation and unpaid base salary through the date of such termination, (y) any amounts previously deferred by Mrs. Segelman and (z) the payment or reimbursement for expenses incurred prior to the date of such termination; (ii) an amount equal to 50% of the base salary and (iii) continued participation, at our expense, in our health and welfare programs for a period of two years after the date of termination. The definition of cause under Mrs. Segelman’s employment agreement is the same as that in Mr. Segelman’s employment agreement.

The foregoing description of Mrs. Segelman’s employment agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which will be filed as an exhibit to this registration statement and incorporated by reference herein.

Equity Compensation Plans and Other Benefit Plans

Other than as described below, the Company does not currently have any equity compensation plans and there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

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2015 Equity Incentive Plan

On May 1, 2015 the board of directors and stockholders of the Company authorized the adoption and implementation of the Company’s 2015 Equity Incentive Plan (the “2015 Plan”). The principal purpose of the 2015 Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its related companies by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company’s stockholders. As of December 22, 2015, the Plan was amended and restated to increase the number of shares authorized for issuance thereunder from 10,000,000 to 14,000,000. The material terms of the 2015 Plan are summarized below.

Share Reserve. Under the 2015 Plan, as amended on December 22, 2015, 14,000,000 shares of our common stock have been reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights, stock awards, restricted stock, restricted stock units and other stock and cash-based awards. To the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2015 Plan. As of the date of this prospectus, options to issue 10,000,000 shares of our common stock and 300,000 shares of restricted stock had been issued under the 2015 Plan, which means that 3,700,000 shares of our common remain available for issuance under the 2015 Plan as of the date of this prospectus. For information on the terms of such issued options, all of which have been issued to Joseph Segelman, our President and CEO, see “Executive Compensation — Agreements with Executive Officers” in this prospectus.

Administration. The 2015 Plan will be administered by the Company’s board of directors as the “administrator”. Except for the terms and conditions explicitly set forth in the 2015 Plan, the administrator shall have full power and exclusive authority, to the extent permitted by applicable law and subject to such orders or resolutions not inconsistent with the provisions of the 2015 Plan as may from time to time be adopted by the Board to (i) select the eligible persons to whom awards may from time to time be granted under the 2015 Plan; (ii) determine the type or types of award to be granted to each participant under the 2015 Plan; (iii) determine the number of shares of common stock to be covered by each award granted under the 2015 Plan; (iv) determine the terms and conditions of any award granted under the 2015 Plan; (v) approve the forms of notice or agreement for use under the 2015 Plan; (vi) determine whether, to what extent and under what circumstances awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of common stock, other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the participant; (viii) interpret and administer the 2015 Plan and any instrument evidencing an award or notice or agreement entered into under the 2015 Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the 2015 Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the administrator deems necessary or desirable for administration of the 2015 Plan.

Eligibility. An award may be granted under the 2015 Plan to any employee, officer or director of the Company or a related company whom the administrator from time to time selects. An award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any related company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Awards. The 2015 Plan provides that the administrator may grant or issue stock options, stock appreciation rights, stock awards, restricted stock, restricted stock units and other stock and cash-based awards. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Nonstatutory Stock Option, or NSOs, will provide for the right to purchase shares of our common stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed ten years.

Incentive Stock Options, or ISOs, will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2015 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

Restricted Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

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Restricted Stock Units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold or otherwise transferred or hypothocated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

Stock Appreciation Rights, or SARs, may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over a set exercise price. The exercise price of any SAR granted under the 2015 Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 2015 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the administrator in the SAR agreements. SARs under the 2015 Plan will be settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator.

Dividend Equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the award. Dividend equivalents may be settled in cash or shares and at such times as determined by the compensation committee or board of directors, as applicable.

Qualified Performance-Based Awards. The administrator has the ability to grant restricted stock or restricted stock units as qualified performance-based awards under Section 162(m)(4)(C) of the Internal Revenue Code.

Change in Control. In the event of a change of control, as defined in the 2015 Plan, the administrator may, in its discretion and without limitation, (i) cancel outstanding awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such awards, (ii) substitute other property (including cash or other securities) for shares of common stock subject to outstanding awards, (iii) arrange for the assumption of awards, or replacement of awards with new awards based on other property or securities, and (iv) after giving participants an opportunity to exercise any outstanding stock options and SARs, terminate any or all unexercised options and SARs.

Adjustments of Awards. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of our assets to stockholders (other than normal cash dividends) or any other corporate event affecting the number of outstanding shares of our common stock or the share price of our common stock that would require adjustments to the 2015 Plan or any awards under the 2015 Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the administrator will make appropriate, proportionate adjustments to the aggregate number and type of shares subject to the 2015 Plan, the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards), and the grant or exercise price per share of any outstanding awards under the 2015 Plan.

Amendment and Termination. Our board of directors may amend or modify the 2015 Plan at any time and from time to time. However, we must generally obtain stockholder approval to increase the number of shares available under the 2015 Plan (other than in connection with certain corporate events, as described above) and to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule).

Termination. The board of directors may terminate the 2015 Plan at any time. No awards may be granted under the 2015 Plan after the tenth anniversary of the effective date of the 2015 Plan.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of the Company during the last two fiscal years, is or has been indebted to the Company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements, we describe below transactions and series of similar transactions, since January 1, 2013 (i.e., the last two completed fiscal years), to which we were a party or will be a party, in which the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years; and any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest. Compensation arrangements, including employment agreements, for our directors and named executive officers are described elsewhere in “Executive Compensation — Agreements with Executive Officers”

Consulting Agreements

The Company had a consulting agreement beginning on June 20, 2013 with Joseph Segelman, its President and CEO and a director of the Company, under which he was to be compensated at $120,000 per annum and the agreement was to continue unless and until terminated at any time by either the Company or Mr. Segelman giving two month notice in writing. The Company accrued deferred compensation totaling $349,000 and $184,000 as of December 31, 2015 and 2014, respectively, with respect to this agreement. Such consulting agreement was terminated by mutual agreement of the parties as of March 31, 2015 and superseded by the employment agreement described in “Executive Compensation — Agreements with Executive Officers”.

The Company had a consulting agreement beginning June 20, 2013 with Chaya Segelman, its Secretary and a director of the Company, under which she was to be compensated at $60,000 per annum and agreement was to continue unless and until terminated at any time by either the Company or Mrs. Segelman giving two month notice in writing. The Company accrued deferred compensation totaling $167,000 and $92,000 as of December 31, 2015 and 2014, respectively, with respect to this agreement. Such consulting agreement was terminated by mutual agreement of the parties as of March 31, 2015 and superseded by the employment agreement described in “Executive Compensation — Agreements with Executive Officers”.

Joseph and Chaya Segelman are married to one another.

Loan and Advances

The Company has borrowed funds from Josesph Segelman, its President and CEO and a director of the Company, for working capital purposes from time to time. The Company has recorded the principal balance due of $55,504 and $83,641 under Advance From Shareholder in the Balance Sheets included in this registration statement at December 31, 2015 and 20143, respectively. The Company received advances of $10,500 and $48,000 and made no repayments for the years ended December 31, 2015 and 2014. During the year ended December 31, 2015, the CEO received $38,637 of the Company’s accounts receivable directly from a customer. These amounts reduced advance from shareholder. Advances are non-interest bearing and due on demand. Past loans and advances from Mr. Segelman were not made pursuant to any loan agreements or promissory notes, nor will any future loans and advances from Mr. Segelman be made pursuant to loan agreements or promissory notes.

Indemnification Agreements

We have entered or intend to enter into indemnification agreements with each of our directors and executive officers. These agreements, among other things, will require us to indemnify each individual to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the individual in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director, officer or other employee.

Policies and Procedures for Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions with our executive officer(s), Director(s) and significant stockholders. We rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s common stock is eligible for trading on the Over-the-Counter Pink Sheets, an electronic quotation service maintained by FINRA (Financial Industry Regulatory Authority) (“FINRA”), under the symbol “RGNP”, and the Company has been advised by FINRA that its common stock will be eligible for trading on the OTC Bulletin Board (“OTCBB”) operated by FINRA within 90 days of satisfaction of applicable regulatory requirements.

Even when our common stock becomes eligible for trading on the OTCBB, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

We are eligible with the DTC to permit our shares to be traded electronically.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in any “penny stock”. Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. Classification of our shares as a penny stock makes it more difficult for a broker or dealer to sell the stock into a secondary market, which will make it more difficult for you to sell your shares and liquidate your investment. See “Plan of Distribution — Section 15(g) of the Exchange Act/Penny Stock Rules”.

Rule 144

As of the date of this prospectus, 34,623,000 shares of our common stock are outstanding. Of the outstanding shares, all of the shares offered by the selling stockholders pursuant to this prospectus will be freely tradable, except that any shares held by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations that are described below. The remaining outstanding shares of our common stock will be deemed “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act, which rules are summarized below.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities under Rule 144 provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding a sale; and (ii) we are subject to the periodic reporting requirements of the Exchange Act, for at least 90 days before the sale. Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	l% of the number of shares of our common stock outstanding, which is 346,230 shares as of the date of this prospectus; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale (this condition is not currently available to the Company because its securities do not trade on a recognized exchange);

provided, in each case, that we are subject to the periodic reporting requirements the Exchange Act for at least 90 days before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, availability of current public information, and notice provisions of Rule 144.

Effect of Future Sales of Shares on Prevailing Market Price

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

74

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

75

Reign Sapphire Corporation

Financial Statements

As of and for the Years Ended December 31, 2015 and 2014

F-1

Reign Sapphire Corporation

Index to Financial Statements

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of Reign Sapphire Corporation:

Board of Directors and Stockholders

Reign Sapphire Corporation

We have audited the accompanying balance sheet of Reign Sapphire Corporation as of December 31, 2015, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2015. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for expressing an opinion on the effectiveness of the Company ’ s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reign Sapphire Corporation as of December 31, 2015, and the results of its operations and its cash flows for the year ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity had an accumulated deficit, net losses, no significant revenue earned since inception, and a lack of operational history that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hall and Company

Hall and Company

Irvine, California

March 30, 2016

F-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Reign Sapphire Corporation

We have audited the accompanying balance sheet of Reign Sapphire Corporation as of December 31, 2014, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2014. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for expressing an opinion on the effectiveness of the Company ’ s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reign Sapphire Corporation as of December 31, 2014, and the results of its operations and its cash flows for the year ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity had an accumulated deficit, net losses, no significant revenue earned since inception, and a lack of operational history that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hartley Moore Accountancy Corporation

Hartley Moore Accountancy Corporation

Irvine, California

May 26, 2015

F-4

REIGN SAPPHIRE CORPORATION

BALANCE SHEETS

	December 31,
	2015	2014

ASSETS
Current assets:
Cash	$638,824	$95
Accounts receivable	-	9,431
Inventory	509,788	422,509
Prepaid expenses	13,623	51,768
Total current assets	1,162,235	483,803

Equipment, net	4,761	3,465
Intangible assets	260,000	-
Deferred offering costs	-	75,000
Total assets	$1,426,996	$562,268

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable - related party	$396,819	$103,194
Accrued compensation - related party	516,000	276,000
Advance from shareholder	55,504	83,641
Derivative liabilities	88,983	-
Warrant liabilities	439,107	-
Total current liabilities	1,496,413	462,835
Long-term liabilities:
Convertible notes, less unamortized debt discount of $849,909 at December 31, 2015	12,591	-
Total long-term liabilities	12,591	-
Total liabilities	1,509,004	462,835

Commitments and contingencies

Stockholders' (deficit) equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding at December 31, 2015 and 2014, respectively	-	-
Common stock, $0.0001 par value, 150,000,000 shares authorized; 34,323,000 and 29,855,000 shares issued and outstanding at December 31, 2015 and 2014, respectively	3,432	2,985
Additional paid-in-capital	3,241,137	728,715
Accumulated deficit	(3,326,577)	(632,267)
Total stockholders' (deficit) equity	(82,008)	99,433
Total liabilities and stockholders' (deficit) equity	$1,426,996	$562,268

See accompanying notes to financial statements

F-5

REIGN SAPPHIRE CORPORATION

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2015	2014

Revenues	$29,207	$43,154

Cost of Sales	9,930	25,250

Gross Profit	19,277	17,904

Operating expenses:
Marketing expenses	42,990	5,567
Stock based compensation -related party	1,395,869	-
General and administrative	833,547	399,881
Total operating expenses	2,272,406	405,448
Loss from operations	(2,253,129)	(387,544)

Other expense:
Interest expense	441,181	-
Total other expense	441,181	-

Loss before income taxes	(2,694,310)	(387,544)
Income taxes	-	-

Net loss	$(2,694,310)	$(387,544)

Net loss per share, basic and diluted	$(0.09)	$(0.01)

Weighted average number of shares outstanding
Basic and diluted	30,992,608	27,951,849

See accompanying notes to financial statements

F-6

REIGN SAPPHIRE CORPORATION

STATEMENT OF CHANGE IN STOCKHOLDERS’ (DEFICIT) EQUITY

	Common Stock		Additional Paid	Accumulated	Total Stockholders'
	Shares	Amount	in Capital	Deficit	(Deficit) Equity
Balance as of January 1, 2014	27,845,000	$2,785	$266,465	$(244,723)	$24,527
Estimated fair market value of stock issued for services	110,000	10	23,040	-	23,050
Stock issued to third parties for future services	400,000	40	64,360	-	64,400
Stock issued for deferred offering costs	300,000	30	74,970	-	75,000
Estimated fair market value of stock issued to third party for inventory	1,200,000	120	299,880	-	300,000
Net loss	-	-	-	(387,544)	(387,544)
Balance as of December 31, 2014	29,855,000	2,985	728,715	(632,267)	99,433
Estimated fair market value of stock issued for services	668,000	67	166,933	-	167,000
Estimated fair market value of stock issued to third party for intangible asset	1,000,000	100	249,900	-	250,000
Stock issued for deferred offering costs	300,000	30	74,970	-	75,000
Stock based compensation	-	-	1,395,869	-	1,395,869
Issuance of common stock and warrants with long-term convertible notes	2,500,000	250	624,750	-	625,000
Net loss	-	-	-	(2,694,310)	(2,694,310)
Balance as of December 31, 2015	34,323,000	$3,432	$3,241,137	$(3,326,577)	$(82,008)

See accompanying notes to financial statements

F-7

REIGN SAPPHIRE CORPORATION

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2015	2014

Cash flows from operating activities:
Net loss	$(2,694,310)	$(387,544)
Adjustments to reconcile net loss to net cash used in operating activities
Stock based compensation - related party	1,395,869	-
Depreciation expense	1,155	-
Amortization of stock issued for future services	48,300	16,100
Estimated fair market value of stock issued for services	167,000	23,050
Interest expense in conjunction with debt issuance	433,590	-
Accretion of debt discount	12,591	-
Deferred offering costs charged to expense	150,000	-
Changes in operating assets and liabilities:
Accounts receivable	(29,206)	(1,021)
Inventory	9,930	25,249
Prepaid expenses	(10,155)	(3,468)
Accounts payable - related party	191,416	103,194
Accrued compensation - related party	240,000	180,000
Net cash used in operating activities	(83,820)	(44,440)

Cash flows from investing activities:
Acquisition of intangible assets	(10,000)	-
Purchases of computer equipment	(2,451)	(3,465)
Net cash used in investing activities	(12,451)	(3,465)

Cash flows from financing activities:
Proceeds from long-term convertible notes, net of debt issuance costs of $138,000	724,500	-
Advance from shareholder	10,500	48,000
Shares sold for cash	-	-
Net cash provided by financing activities	735,000	48,000

Net increase in cash	638,729	95

Cash at beginning of period	95	-
Cash at end of period	$638,824	$95

Non-cash investing and financing activities:
Stock issued to third party in conjunction with debt issuance	$625,000	$-
Warrants issued to third party in conjunction with debt issuance	$439,107	$-
Embedded derivative issued to third party in conjunction with debt issuance	$88,983	$-
Stock issued to third party in exchange for intangible	$250,000	$-
Inventory samples acquired for accounts payable - related party	$97,209	$-
Debt discount for accounts payable - related party	$5,000	$-
Reduction of advance from shareholder with accounts receivable	$38,637	$-
Stock issued for deferred offering costs	$75,000	$75,000
Stock issued to third parties for future services	$-	$64,400
Stock issued to third party in exchange for inventory	$-	$300,000

See accompanying notes to financial statements

F-8

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Corporate History and Background

Reign Sapphire Corporation (the “Company”) was established on December 15, 2014 in the State of Delaware. The Company is a fine jewelry company and its business intends to offer sapphires direct from the mine’s gate to the consumer by processing rough Australian sapphires, overseeing the gem cutting and manufacturing fine jewelry in the USA. The inaugural jewelry collection which we intend to launch late in the second quarter of 2016 includes rings, pendants, bracelets, and cuff links using a variety of metals and finishes.

The process begins with sorting rough run-of-mine sapphires procured in bulk from commercial miners in Australia and overseeing the cutting and polishing of the rough stones followed by a design and manufacturing process in the USA.

The Company intends to focus its marketing initiatives on: (1) Business-to-Consumer (“B2C”) marketing to attract customers to the reignsappires.com website, (2) Business-to-Business (“B2B”) marketing and sales efforts, to establish distribution partners such as high-end fashion retailers, and eventually (3) building a strong retail presence to market the products directly to consumers on a retail level. The Company intends to initially focus marketing efforts in the U.S. and upon encountering significant success in the U.S. with online, wholesale, and retail sales, the Company intends to expand its marketing efforts to include Europe and the Middle East.

The Company started as UWI Holdings Corporation (previously known as Australian Sapphire Corporation) (“UWI”) and was established on May 31, 2013 in the Province of New Brunswick, Canada. On December 31, 2014, UWI entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations with Reign Sapphire Corporation (“Reign”), pursuant to which UWI transferred all of its net assets to Reign. The sole shareholder of UWI along with his spouse retained 100% ownership of Reign and were issued 27,845,000 of Reign common shares in exchange for the 16,000,250 outstanding shares of UWI. There was no significant tax consequence to this exchange. As a result, Reign is considered to be the continuation of the predecessor UWI. All historical financial information prior to the reorganization is that of UWI.

Prior to the reorganization, the Company was authorized to issue 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. On May 8, 2015, the Company’s Articles of incorporation were amended to increase the authorized common shares to 100,000,000 and preferred shares to 10,000,000. On December 22, 2015, the Company’s Articles of Incorporation were amended to increase the authorized number common shares to 150,000,000 with the authorized number of preferred shares remaining at 10,000,000.

For share and earnings per share information, the Company has retroactively restated per share and the outstanding shares for weighted average shares used in the basic and diluted earnings per share calculations for all periods presented, as a result of the reorganizations.

The Company has begun its planned principal operations, and accordingly, the Company has prepared its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

NOTE 2 – BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

All shares have been retrospectively restated to give comparative effect to the recapitalization reverse merger and the reverse stock split.

The Company currently operates in one business segment. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of businesses or separate business entities.

F-9

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of approximately $3,327,000 and $632,000 at December 31, 2015 and 2014, respectively, had a net loss of approximately $2,694,000 and $388,000 for the years ended December 31, 2015 and 2014, respectively, and net cash used in operating activities of approximately ($84,000) and ($44,000) for the years ended December 31, 2015 and 2014, respectively, with limited revenue earned since inception, and a lack of operational history. These matters raise substantial doubt about our ability to continue as a going concern.

While the Company is attempting to expand operations and increase revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. Our current burn rate to maintain the minimal level of operations for us to be in a position to execute our business plan upon funding is anticipated to be no greater than $25,000 per month in cash and Joseph Segelman, our President and CEO, has agreed to underwrite these costs until we are then able to begin execution of our business plan. In addition, until we begin execution of our business plan, we will continue to defer and accrue salaries and thus will not require cash to make payments under employment agreements.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: inventory valuation, warrant liability, common stock and option valuation, and the recoverability of intangibles. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash

The Company’s cash is held in bank accounts in the United States and is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company has not experienced any cash losses.

F-10

Income Taxes

The Company accounts for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Company’s Balance Sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The Company must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance. Changes in the Company’s valuation allowance in a period are recorded through the income tax provision in the Statements of Operations.

The Company adopted ASC 740-10-30 from the date of its inception. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, the Company does not have a liability for unrecognized income tax benefits.

Advertising Costs

Advertising expenses are recorded as general and administrative expenses when they are incurred. There was no advertising expense for the year ended December 31, 2015 and 2014, respectively.

Comprehensive Income

The Company reports comprehensive income in accordance with FASB ASC Topic 220 “Comprehensive Income," which established standards for reporting and displaying comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements.

Total comprehensive income is defined as all changes in stockholders' equity during a period, other than those resulting from investments by and distributions to stockholders (i.e., issuance of equity securities and dividends). Generally, for the Company, total comprehensive income (loss) equals net income (loss) plus or minus adjustments for currency translation. As of December 31, 2015 and 2014, the Company has no items other than net loss affecting comprehensive loss.

Foreign Currency - Functional and Presentation Currency

The functional currency represents the currency of the primary economic environment in which the entity operates. Management has determined the functional currency of the Company to be the USD, as sales prices and major costs of operating expenses are primarily influenced by fluctuations in the USD, and with its Chief Executive Officer and director (“CEO”), and employees of the Company headquartered and operating in the United States.

The results of transactions in foreign currency are remeasured into the functional currency at the average rate of exchange during the reporting period. The Company had no aggregate net foreign currency remeasurements included in general and administrative expenses in the accompanying statements of operations for the years ended December 31, 2015 and 2014, respectively.

Assets and liabilities denominated in foreign currencies at the balance sheet date are translated into the Company’s reporting currency of USD at the exchange rates prevailing at the balance sheet date. All translation adjustments resulting from the translation of the financial statements into the reporting currency at USD are dealt with as a separate component within stockholders’ equity. The Company had no translation adjustments for the years ended December 31, 2015 and 2014.

As of December 31, 2015 and 2014, the exchange rate was AUD 1.3699 and 1.2214, per USD, respectively. The average exchange rate for the years ended December 31, 2015 and 2014 was AUD 1.3312 and 1.1097, respectively.

F-11

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

The Company recognizes revenue from product sales when the product is received and accepted by the customer, provided that collection of the resulting receivable is reasonably assured. While the products are being transported and delivered to the customer and until the products are accepted by the customer, the Company bears the risk of loss. Credit is granted generally for terms of 7 to 90 days, based on credit evaluations.

The Company has a no return policy. The Company is currently evaluating its return policy to be more in line with industry standards.

Inventories

Inventories are stated at the lower of cost or market on a lot basis each quarter. A lot is determined by the cut, clarity, size, and weight of the sapphires. Inventory consists of sapphire jewels that meet rigorous grading criteria and are of cuts and sizes most commonly used in the jewelry industry. As of December 31, 2015 and 2014, the Company carried loose sapphire jewels and loose sapphire jewels held as samples. Samples are used to show potential customers what the jewelry would look like. Promotional items given to customers that are not expected to be returned will be removed from inventory and expensed. The Company appraises its inventory on an annual basis or if circumstances dictate sooner to determine if the estimated fair value is greater or less than cost. In addition, the inventory is reviewed each quarter by the Company against industry prices from gem-guide and if there is a potential impairment, the Company would appraise the inventory. The estimated fair value is subject to significant change due to changes in popularity of cut, perceived grade of the clarity of the sapphires, the number, type and size of inclusions, the availability of other similar quality and size sapphires, and other factors. As a result, the appraised value of the sapphires could be significantly lower from the current estimated fair value. Loose sapphire jewels do not degrade in quality over time and are not subject to fashion trends. In view of the foregoing factors, the Company has concluded that no excess or obsolete loose jewel inventory reserve requirements existed as of December 31, 2015 and 2014.

Property and Equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets, generally five years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Long-lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the assets and its eventual disposition exceeds its carrying amount. The amount of impairment loss, if any, is measured as the difference between the net book value of the asset and its estimated fair value. There was no impairment as of December 31, 2015. There can be no assurance that the Company will not have an impairment in future periods.

F-12

Deferred Offering Costs

Deferred offering costs, which primarily consist of direct, incremental banking, legal and accounting fees relating to the initial public offering ("IPO"), are capitalized within long-term assets. The deferred issuance costs will be offset against IPO proceeds upon the consummation of the offering. In the event the offering is terminated, deferred offering costs will be expensed. As of December 31, 2014, the Company has had recognized deferred offering costs for legal services totaling $75,000 in the accompanying Balance Sheets. During the year ended December 31, 2015, the Company incurred additional deferred offering costs for legal services totaling $75,000. As of December 31, 2015, the Company charged these costs totaling $150,000, to general and administrative expenses in the accompanying Statements of Operations as the IPO has been terminated.

Fair Value of Financial Instruments

The Company applies the provisions of accounting guidance, FASB Topic ASC 825 that requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2015 and 2014, the fair value of cash, accounts receivable, accounts payable and accrued expenses approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The warrant and the embedded derivative liabilities are recognized at fair value on a recurring basis at December 31, 2015 and are Level 3 measurements (see Note 8). There have been no transfers between levels.

Debt

The Company issues debt that may have separate warrants, conversion features, or no equity-linked attributes.

Debt with warrants – When the Company issues debt with warrants, the Company treats the warrants as a debt discount, record as a contra-liability against the debt, and amortize the balance over the life of the underlying debt as amortization of debt discount expense in the statements of operations. The offset to the contra-liability is recorded as additional paid in capital in our balance sheet. The Company determines the value of the warrants using the Black-Scholes Option Pricing Model (“Black-Scholes”) using the stock price on the date of issuance, the risk free interest rate associated with the life of the debt, and the volatility of our stock. If the debt is retired early, the associated debt discount is then recognized immediately as amortization of debt discount expense in the statement of operations. The debt is treated as conventional debt.

F-13

Convertible debt – derivative treatment – When the Company issues debt with a conversion feature, we must first assess whether the conversion feature meets the requirements to be treated as a derivative, as follows: a) one or more underlyings, typically the price of our common stock; b) one or more notional amounts or payment provisions or both, generally the number of shares upon conversion; c) no initial net investment, which typically excludes the amount borrowed; and d) net settlement provisions, which in the case of convertible debt generally means the stock received upon conversion can be readily sold for cash. An embedded equity-linked component that meets the definition of a derivative does not have to be separated from the host instrument if the component qualifies for the scope exception for certain contracts involving an issuer’s own equity. The scope exception applies if the contract is both a) indexed to its own stock; and b) classified in stockholders’ equity in its statement of financial position.

If the conversion feature within convertible debt meets the requirements to be treated as a derivative, we estimate the fair value of the convertible debt derivative using Black-Scholes upon the date of issuance. If the fair value of the convertible debt derivative is higher than the face value of the convertible debt, the excess is immediately recognized as interest expense. Otherwise, the fair value of the convertible debt derivative is recorded as a liability with an offsetting amount recorded as a debt discount, which offsets the carrying amount of the debt. The convertible debt derivative is revalued at the end of each reporting period and any change in fair value is recorded as a gain or loss in the statement of operations. The debt discount is amortized through interest expense over the life of the debt.

Convertible debt – beneficial conversion feature – If the conversion feature is not treated as a derivative, we assess whether it is a beneficial conversion feature (“BCF’). A BCF exists if the conversion price of the convertible debt instrument is less than the stock price on the commitment date. This typically occurs when the conversion price is less than the fair value of the stock on the date the instrument was issued. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible, and is recorded as additional paid in capital and as a debt discount in the balance sheet. The Company amortizes the balance over the life of the underlying debt as amortization of debt discount expense in the statement of operations. If the debt is retired early, the associated debt discount is then recognized immediately as amortization of debt discount expense in the statement of operations.

If the conversion feature does not qualify for either the derivative treatment or as a BCF, the convertible debt is treated as traditional debt.

Employee Stock Based Compensation

Stock based compensation issued to employees and members of our board of directors is measured at the date of grant based on the estimated fair value of the award, net of estimated forfeitures. The grant date fair value of a stock based award is recognized as an expense over the requisite service period of the award on a straight-line basis.

For purposes of determining the variables used in the calculation of stock based compensation issued to employees, the Company performs an analysis of current market data and historical data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted any fluctuations in these calculations could have a material effect on the results presented in our statements of operations. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements.

F-14

Non-Employee Stock Based Compensation

Issuances of the Company's common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a "performance commitment" which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. Although situations may arise in which counter performance may be required over a period of time, the equity award granted to the party performing the service is fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist as the instruments fully vested on the date of agreement, the Company determines such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to general and administrative expense in the accompanying statement of operations over the contract period. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Earnings per Share

Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares (including common stock subject to redemption) plus dilutive potential common shares outstanding for the reporting period. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The total number of potential additional dilutive securities outstanding for December 31, 2015 and 2014 was none since the Company had net losses and any additional potential common shares would have an anti-dilutive effect.

Concentrations, Risks, and Uncertainties

Business Risk

The Company is subject to the substantial business risks and uncertainties inherent to such an entity, including the potential risk of business failure.

The Company is headquartered and operates in the United States. To date, the Company has generated limited revenues from operations. As the Company generates significant revenues from operations, business activities will also include Australia and Asia and geographic segment reporting will be provided. There can be no assurance that the Company will be able to successfully continue to manufacture its products and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, price of raw material, competition, governmental and political conditions, and changes in regulations. Because the Company is dependent on foreign trade in Australia and Asia, the Company is subject to various additional political, economic and other uncertainties. Among other risks, the Company’s operations will be subject to risk of restrictions on transfer of funds, domestic and international customs, changing taxation policies, foreign exchange restrictions, and political and governmental regulations.

The Company has business activities in Australia and Asia, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between USD and the Australian currency AUD. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period. The Company had no aggregate net foreign currency transactions included in the income statement for the years ended December 31, 2015 and 2014.

F-15

Interest rate risk

Financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash in bank and accounts receivable. The credit risk on cash in banks is limited because the counterparties are recognized financial institutions.

The Company had one customer that accounted for 10% or more of total revenue, comprising 100.0% and 67.5% of total revenue, for the years ended December 31, 2015 and 2014, respectively. The Company had no accounts receivable at December 31, 2015. The Company had one customer that accounted for 10% or more of total accounts receivable at December 31, 2014 comprising 100.0% of total accounts receivable.

Foreign currency risk

The Company has transactions settled in AUD and British Pound. Thus, the Company has foreign currency risk exposure.

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-12, Compensation-Stock Compensation (Topic 718). The ASU clarifies how entities should treat performance targets that can be achieved after the requisite service period of a share-based payment award. The accounting standard is effective for interim and annual periods beginning after December 15, 2015. The Company is currently in the process of evaluating the impact of the guidance on its financial position, results of operation, and cash flows.

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation (“ASU 2014-10”).  ASU 2014-10 eliminates the requirement to present inception-to-date information about income statement line items, cash flows, and equity transactions, and clarifies how entities should disclose the risks and uncertainties related to their activities. ASU 2014-10 also eliminates an exception provided by development stage entities in consolidations (“ASC Topic 810”) for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk.  The presentation and disclosure requirements in Topic 915 are no longer required for interim and annual reporting periods beginning after December 15, 2014, however, early adoption is permitted.  The Company early adopted the provisions of ASU 2014-10 for the periods presented here within.

In August 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance regarding management’s responsibility to assess whether substantial doubt exists regarding the ability to continue as a going concern and to provide related footnote disclosures. In connection with preparing financial statements for each annual and interim reporting period, management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). This ASU is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company does not expect that the adoption of this ASU to have a material effect on the Company’s financial position, operations, or cash flows.

In April 2015, the FASB issued ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the associated debt liability, consistent with the presentation of a debt discount. ASU No. 2015-03 is effective for the interim and annual periods ending after December 15, 2015, but early adoption is permitted. As of December 31, 2015, the Company adopted ASU No. 2015-03. Adoption resulted in debt issuance costs being presented net in short-term notes payable. Adoption did not impact the Company’s results of operations, financial position, or cash flows for any periods presented.

F-16

NOTE 4 – INVENTORY

Inventories consist of loose sapphire jewels that meet rigorous grading criteria and are of cuts and sizes most commonly used in the jewelry industry and loose sapphire jewels held as samples. Inventories are stated at the lower of cost or market on a lot basis each quarter. A lot is determined by the cut, clarity, size, and weight of the sapphires. The Company appraises its inventory on an annual basis to determine if the estimated fair value is greater or less than cost. In addition, the inventory is reviewed each quarter by the Company against industry prices from gem-guide and if there is a potential impairment, the Company would appraise the inventory. The estimated fair value is subject to significant change due to changes in popularity of cut, perceived grade of the clarity of the sapphires, the number, type and size of inclusions, the availability of other similar quality and size sapphires, and other factors. As a result, the appraised value of the sapphires could be significantly lower from the current estimated fair value. Loose sapphire jewels do not degrade in quality over time and are not subject to fashion trends. As of December 31, 2015 and 2014, based on the annual appraisal of the inventory, the estimated fair market value approximated cost.

Inventory includes $122,774 of samples. Samples are used to show potential customers what the jewelry would look like. Promotional items given to customers that are not expected to be returned will be removed from inventory and expensed.

NOTE 5 – Equipment

Equipment consisted of the following:

	Estimated	As of December 31,
	Life	2015	2014

Office equipment	5 years	$2,451	$-
Computer equipment	3 years	3,465	3,465
Accumulated depreciation		(1,155)	-
Total		$4,761	$3,465

Depreciation expense was $1,155 and $0 for each of the years ended December 31, 2015 and 2014, respectively, and is classified in general and administrative expenses in the Statements of Operations.

NOTE 6 – INTANGIBLE ASSETS

Intangible assets consist of the trademarks “Reign” and “Reign Opulence” (collectively “Trademarks”). The Trademarks were purchased on June 30, 2015 from a third party in exchange for 1,000,000 shares of the Company’s restricted stock, valued at $250,000 (based on the estimated fair value of the stock on the date of grant) plus $10,000 cash for the purchase of two trademarks. The Company has recorded a total of $260,000 as intangible assets in the accompanying Balance Sheet at December 31, 2015. Intangible assets are amortized over the estimated useful life of the trademarks. There was no amortization expense for the years ended December 31, 2015 and 2014 as amortization of the Trademarks will begin when the Company launches its website and begins to market the trademarked names.

NOTE 7 – ADVANCE FROM SHAREHOLDER

The Company borrows funds from the Company’s CEO for working capital purposes from time to time. The Company has recorded the principal balance due of $55,504 and $83,641 under Advance From Shareholder in the accompanying Balance Sheets at December 31, 2015 and 2014, respectively. The Company received advances of $10,500 and $48,000 and no repayments for the years ended December 31, 2015 and 2014. During the year ended December 31, 2015, the CEO received $38,637 of the Company’s cash receipts on accounts receivable directly from a customer. These amounts reduced advance from shareholder. Advances are non-interest bearing and due on demand. Past loans and advances from our Director were not made pursuant to any loan agreements or promissory notes, nor will any future loans and advances from our Director be made pursuant to loan agreements or promissory notes.

F-17

NOTE 8 – CONVERTIBLE NOTE PAYABLE

On December 23, 2015, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to Alpha Capital Anstalt and Brio Capital Master Fund Ltd. (collectively “Purchasers”) of up to (i) 2,500,000 shares of our Common Stock (the “Incentive Shares”); (ii) $862,500 aggregate principal amount of Secured Convertible Notes (the “Notes”) and (iii) Common Stock Purchase Warrants to purchase up to an aggregate of 7,187,542 shares of our Common Stock (the “Warrants”). The Incentive Shares, Notes and Warrants were issued on December 23, 2015 (the “Original Issue Date”). Purchasers received (i) Incentive Shares at the rate of 2.8986 Incentive Shares for each $1.00 of Note principal issued to such Purchaser; (ii) a Note with a principal amount of $1.00 for each $0.86956 for each $1.00 paid by each purchaser for such purchaser’s Note; and (iii) Warrants to purchase up to a number of shares of Common Stock equal to 100% of such purchaser’s Note principal amount divided by $0.12 (“Purchaser Conversion Price”), the conversion price in effect on the Initial Closing Date, with a per share exercise price equal to $0.30, subject to adjustment. The aggregate cash subscription amount received by the Company from the purchasers for the issuance of the Incentive Shares, Notes and Warrants was approximately $724,500 (the “Subscription Amount”) which was issued at a $138,000 discount from the face value of the Note.

The Notes mature on June 23, 2017, eighteen (18) months after the Original Issue Date, and provide for interest to accrue at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law after the occurrence of any event of default as provided in the Notes. At any time after the Original Issue Date, the holders, at their option, may convert the outstanding principal balance and accrued interest into shares of our Common Stock. The initial conversion price for the principal and interest in connection with voluntary conversions by a holder of a Note is $0.12 per share, subject to adjustment as provided therein. Each Note, for example, is subject to adjustment upon certain events such as stock splits and has full ratchet anti-dilution protections for issuance of securities by us at a price that is lower than the conversion price. Each Note also contains certain negative covenants, including prohibitions on incurrence of indebtedness, liens, charter amendments, dividends, redemption. None of the holders of the Note have the right to convert any portion of their Note if it (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. The Notes include customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of our Common Stock from trading.  If such an event of default occurs, the holders of the Notes may be entitled to take various actions, which may include the acceleration of amounts due under the Notes and accrual of interest as described above. The Notes are collectively collateralized by substantially all of our assets and guarantees of payment of the Notes have also been delivered by Joseph Segelman, the Chief Executive Officer and President of the Company, and Australian Sapphire Corporation (“ASC”), a stockholder of the Company which is wholly-owned by Joseph Segelman, guaranteed payment of all amounts owed under the Notes, subject to the terms of such guaranty agreements.

In addition, until one year after the initial trading date of a Registration Statement which registers all then outstanding or issuable underlying shares, the Purchasers shall have the right to participate in an amount of subsequent financing equal to 100% of the Purchase Agreement.

Optional Redemption

The Notes provide that commencing six (6) months after the Original Issue Date, the Company will have the option of prepaying the outstanding principal amount of the Notes (an “Optional Redemption”), in whole or in part, by paying to the holders a sum of money in cash equal to one hundred percent (100%) of the principal amount to be redeemed, together with accrued but unpaid interest thereon, if any, and any and all other sums due, accrued or payable to the holder arising under the Note through the Redemption Payment Date and 2.8986 shares of Common Stock of the Company for each $1.00 of Note principal amount being redeemed. A Notice of Redemption, if given, may be given on the first Trading Day following twenty (20) consecutive Trading Days during which all of the “Equity Conditions”, as defined, have been in effect.

F-18

Purchaser Conversion

The Purchaser has the right at any time after the Original Issue Date until the outstanding balance of the Note has been paid in full, to convert all or any part of the outstanding balance into shares (“Purchaser Conversion Shares”) of the Company’s common stock, of the portion of the outstanding balance being converted (the “Conversion Amount”) divided by the Purchaser Conversion Price of $0.12, subject to potential future adjustments described below. If the total outstanding balance of the Note were convertible as of December 31, 2015, the Note would have been convertible into 7,187,500 shares of the Company’s common stock.

The Company evaluated the note under the requirements of ASC 480 “Distinguishing Liabilities From Equity” and concluded that the note does not fall within the scope of ASC 480. The Company next evaluated the note under the requirements of ASC 815 “Derivatives and Hedging”. Due to the existence of the anti-dilution provision which reduces the Purchaser Conversion Price in the event of subsequent dilutive issuances by the Company below the Purchaser Conversion Price as described above, the Purchaser Conversion feature does not meet the definition of “indexed to” the Company’s stock, and the scope exception to ASC 815’s derivative accounting provisions does not apply. The Company also evaluated the embedded derivative criteria in ASC 815, and concluded that the Purchaser Conversion feature meets all of the embedded derivative criteria in ASC 815, and therefore, the Purchaser Conversion feature meets the definition of an embedded derivative that should be separated from the note and accounted for as a derivative liability.

The embedded derivative was recorded as a derivative liability on the Balance Sheet at its fair value of $88,983 at the date of issuance of the Note and at December 31, 2015 as any change in the fair value was deemed immaterial. The fair value of the embedded derivative liability is measured in accordance with ASC 820 “Fair Value Measurement”, using “monte carlo simulation” modeling incorporating the following inputs:

Year Ended December 31, 2015

Expected dividend yield	0.00%
Expected stock-price volatility	50.0%
Risk-free interest rate	0.47% - 0.86%
Expected term of options (years)	.5 - 1.5
Stock price	$0.25
Conversion price	$0.12

At each subsequent reporting date, the fair value of the embedded derivative liability will be remeasured and changes in the fair value will be recorded in the Statements of Operations.

Purchaser Warrants

The Purchaser Warrants allow the Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such purchaser’s Note principal amount divided by $0.12, the conversion price in effect on the Initial Closing Date, with a per share exercise price equal to $0.30, subject to adjustment.

The term of the Purchaser Warrants is at any time on or after the six (6) month anniversary of the Original Issue Date and on or prior to the five (5) year anniversary of the Initial Trading Date of the Company’s common stock on a Trading Market.

The exercise price of the Purchaser Warrants is $0.30 per share of the Company’s common stock, as may be adjusted from time to time pursuant to the antidilution provisions of the Purchaser Warrants.

F-19

The Purchaser Warrants are exercisable by the Purchaser in whole or in part, as either a cash exercise or as a “cashless” exercise.

The Company evaluated the Warrants under ASC 480 “Distinguishing Liabilities From Equity” and ASC 815 “Derivatives and Hedging”. Due to the existence of the antidilution provision, which reduces the Exercise Price and Conversion Price in the event of subsequent Dilutive Issuances, the Purchaser Warrants are not indexed to the Company’s common stock, and the Company determined that the Purchaser Warrants meet the definition of a derivative under ASC 815. Accordingly, the Purchaser Warrants were recorded as derivative liabilities in the Balance Sheet at their fair value of $439,107 at the date of issuance and at December 31, 2015 as any change in the fair value was deemed immaterial. The fair value of the Purchaser Warrants is measured in accordance with ASC 820 “Fair Value Measurement”, using “monte carlo simulation” modeling, incorporating the following inputs:

Year Ended December 31, 2015

Expected dividend yield	0.00%
Expected stock-price volatility	50.0%
Risk-free interest rate	1.74%
Expected term of options (years)	.5 - 1.5
Stock price	$0.25
Exercise price	$0.30

At each subsequent reporting date, the fair value of the Purchaser Warrants will be remeasured and changes in the fair value will be reported in the Statements of Operations.

Purchaser Common Stock

The Purchasers were issued a total of 2,500,000 shares of the Company’s common stock, valued at $625,000 (based on the estimated fair value of the stock on the date of grant).

At inception, the total proceeds $724,500 received by the Company for the Note, Purchaser Common Stock, and Purchaser Warrants, was allocated first to the Purchaser Common Stock, Purchaser Warrants, and embedded derivative liabilities at their initial fair values determined at the issuance date. The difference between the full fair value of Purchaser Common Stock, Purchaser Warrants, and embedded derivative liabilities of $1,153,090 and the proceeds of $724,500 was recorded as $433,590 (including $5,000 paid by the CEO on behalf of the Company) of interest expense in the Statements of Operations for the year ended December 31, 2015.

The Company recorded debt discount accretion of $12,591 to interest expense in the Statements of Operations during the year ended December 31, 2015 and has an unamortized debt discount of $849,909 as of December 31, 2015.

NOTE 9 – stock transactionS

On July 15, 2015, the Company issued a total of 618,000 restricted common shares, valued at $154,500 (based on the estimated fair value of the stock on the date of grant) for marketing, investor relations, and outside consulting services.

On July 15, 2015, the Company issued 10,000 restricted common shares, valued at $2,500 (based on the estimated fair value of the stock on the date of grant) to a Brother-in-law of our CEO for marketing services.

On June 30, 2015, the Company issued an aggregate of 1,000,000 shares of restricted common stock to an unrelated third party, valued at $250,000 (based on the estimated fair value of the stock on the date of grant) for the purchase of trade marks (see Note 5).

F-20

In February and March 2015, the Company issued an aggregate of 300,000 shares of restricted common stock, valued at $75,000 (based on the estimated fair value of the stock on the date of grant) for legal services associated with the Company’s initial public offering. The Company has recorded the $75,000 as general and administrative expenses in the accompanying Statements of Operations as the IPO has been terminated.

In February 2015, the Company issued 40,000 shares of restricted common stock, valued at $10,000 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services rendered and recorded within general and administrative expenses in the Statements of Operations.

On December 30, 2014, the Company issued 1,200,000 restricted common shares to an unrelated third party for the purchase of inventory with an estimated fair market value of $300,000. The Company valued the shares based on the estimated fair market value of the inventory, which was more readily determinable than the fair value of the stock.

In fiscal year 2014, the Company issued 85,000 shares of restricted common stock, valued at $16,800 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services rendered.

In fiscal year 2014, the Company issued 400,000 shares of restricted common stock, valued at $64,400 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services rendered or to be rendered.

On December 31, 2014, the Company issued 25,000 shares of restricted common stock, valued at $6,250 (based on the estimated fair value of the stock on the date of grant) to a Brother-in-law of the Company’s CEO for services rendered.

On December 31, 2014, the Company issued 300,000 shares of restricted common stock, valued at $75,000 (based on the estimated fair value of the stock on the date of grant) for legal services associated with the Company’s initial public offering. This was expensed to general and administrative expenses in the Statements of Operations during the year ended December 31, 2015 as the IPO was terminated.

The Company has previously filed a registration statement on Form S-1 under the Securities Act that was declared effective on October 30, 2015 (the “Form S-1”). Pursuant to the Form S-1, the Company proposed to offer 10,000,000 shares of its authorized but unissued Common Stock at an offering price of $0.50 per share (“Primary Offering”). Effective as of January 21, 2016, the Company’s board of directors determined that it was in the best interests of the Company to terminate the Primary Offering and declared the Primary Offering to be terminated immediately as of that date as permitted under the terms of the Primary Offering described in the Form S-1. As of the date of the termination, no shares of the Company’s common stock had been offered or sold under the terms of the Primary Offering.

NOTE 10 – STOCK BASED COMPENSATION

2015 Equity Incentive Plan

On May 1, 2015 the board of directors and stockholders of the Company authorized the adoption and implementation of the Company’s 2015 Equity Incentive Plan (the “2015 Plan”). The principal purpose of the 2015 Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its related companies by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company's stockholders. Under the 2015 Plan, as amended December 22, 2015, an aggregate of 14,000,000 shares of the Company's common stock have initially been reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights, stock awards, restricted stock, restricted stock units and other stock and cash-based awards. The exercise price for each option may not be less than fair market value of the common stock on the date of grant, and shall vest as determined by the Company’s Board of Directors but shall not exceed a ten-year period.

F-21

On May 1, 2015 (“Grant Date”), the Company granted to its CEO, options to purchase 10,000,000 shares of our common stock under the 2015 Plan, valued at $2,500,000 (based on the Black Scholes valuation model on the date of grant). The options will vest 50% on the first anniversary of the Grant Date (“First Year Vest”) and the remaining 50% of the shares shall vest in twelve (12) equal installments on the first day of each calendar month following the first anniversary of the Grant Date beginning on June 1, 2016 and ending on June 1, 2017 (“Second Year Vest”), provided that CEO is continuously employed by the Company from the Grant Date through such applicable vesting date. Notwithstanding the foregoing, 100% of the shares of the Company’s common stock subject to the Option shall fully vest if the Company shall successfully sell all of the shares of its common stock included in the primary offering of such common stock by the Company pursuant to the registration statement on Form S-1 to be filed with the Securities and Exchange Commission within ninety (90) days of the Grant Date. The First Year Vest options will amortize to expense over a 12 month period beginning May 2015 through April 2016 and the Second Year Vest options will amortize to expense over a 24 month period beginning May 2015 through April 2017. The Company recognized expense of $1,395,869 for the year ended December 31, 2015, respectively, within stock based compensation – related party in the accompanying Statement of Operations with the remaining $1,104,131 to be recognized over the remaining vesting period.

Management used the Black-Scholes valuation model to value the options with known inputs for option term exercise price and stock price and assumptions for expected volatility rate; dividend rate; and risk free interest rate. The table summarizes the Black-Scholes assumptions used in the valuation of the options issued:

Year Ended December 31, 2015

Expected dividend yield	0.00%
Expected stock-price volatility	35.6%
Risk-free interest rate	1.87%
Expected term of options (years)	6
Stock price	$0.25
Exercise price	$0.005

Expected dividend yield. The Company bases the expected dividend yield assumption on the fact that the Company has never paid cash dividends and have no present intention to pay cash dividends on the Company’s common stock.

Expected stock-price volatility. The Company’s our common stock has never been publicly traded, the expected volatility is derived from the average historical volatilities of publicly traded companies within the Company’s industry that the Company considers to be comparable to the Company’s business over a period approximately equal to the expected term.

Risk-free interest rate. The Company bases the risk-free interest rate assumption on observed interest rates appropriate for the expected term of the stock option grants.

Expected term of options. The expected term of options represents the period of time that options are expected to be outstanding. Because the Company does not have historic exercise behavior, the Company determines the expected life assumption using the simplified method, which is an average of the contractual term of the option and its ordinary vesting period.

Stock price. Determined from third party transactions through the purchase of inventory or services provided to us by outside consultants.

F-22

The following represents a summary of the Options outstanding at December 31, 2015 and changes during the period then ended:

	Options	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding at December 31, 2014	-	$-	$-
Granted	10,000,000	0.005	2,450,000
Exercised	-	-	-
Expired/Forfeited	-	-	-
Outstanding at December 31, 2015	10,000,000	$0.005	$2,450,000
Exercisable at December 31, 2015	-	$-	$-
Expected to be vested	10,000,000	$0.005	$-

NOTE 11 – Related Party Transactions

Other than as set forth below, and as disclosed in Notes 6, 7, and 8, the Company has not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest.

Employment Agreements

The Company previously had a consulting agreement with its CEO under which he was compensated $120,000 per annum. Beginning June 20, 2013, this contract was to continue unless and until terminated at any time by either the Company or CEO giving two month notice in writing. Such consulting agreement was terminated by mutual agreement as of May 1, 2015 and superseded by an employment agreement effective May 1, 2015. The initial term of employment agreement expires on December 31, 2018, unless earlier terminated by either party. The agreement provides for automatic one-year renewals, unless either party gives notice of their intention not to extend at least 90 days prior to the expiration of any term. Under this employment agreement, the CEO receives a minimum annual base salary of $180,000, is eligible to receive an annual performance bonus each year, if performance goals established by the Company’s board of directors are met, and is entitled to participate in customary benefit plans. There have been no performance goals established. If the Company terminates the CEO’s employment without cause, he will be entitled to the following: (i) payment of (x) accrued compensation and unpaid base salary through the date of such termination, (y) any amounts previously deferred by CEO and (z) the payment or reimbursement for expenses incurred prior to the date of such termination; (ii) an amount equal to 200% of the base salary and (iii) continued participation, at the Company’s expense, in the Company’s health and welfare programs for a period of two years after the date of termination. The Company incurred compensation expense of $120,000 and $0 and consulting fees of $45,000 and $120,000 for the years ended December 31, 2015 and 2014, respectively. Deferred compensation totaling $349,000 and $184,000 as of December 31, 2015 and 2014, respectively, is included in Accrued Compensation in the accompanying Balance Sheets.

The Company previously had a consulting agreement with its secretary and director (“Secretary”) under which she was compensated $60,000 per annum. Beginning June 20, 2013, this contract was to continue unless and until terminated at any time by either the Company or Secretary giving two month notice in writing. The Secretary is the spouse of the CEO. Such consulting agreement was terminated by mutual agreement as of May 1, 2015 and superseded by an employment agreement effective May 1, 2015. The initial term of employment agreement expires on December 31, 2018, unless earlier terminated by either party. The agreement provides for automatic one-year renewals, unless either party gives notice of their intention not to extend at least 90 days prior to the expiration of any term. Under this employment agreement, the Secretary receives a minimum annual base salary of $80,000. If the Company terminates the Secretary’s employment without cause, she will be entitled to the following: (i) payment of (x) accrued compensation and unpaid base salary through the date of such termination, (y) any amounts previously deferred by Secretary and (z) the payment or reimbursement for expenses incurred prior to the date of such termination; (ii) an amount equal to 50% of the base salary and (iii) continued participation, at the Company’s expense, in the Company’s health and welfare programs for a period of two years after the date of termination. The Company incurred compensation expense of $53,333 and $0 and consulting fees of $21,667 and $60,000 for the years ended December 31, 2015 and 2014, respectively. Deferred compensation totaling $167,000 and $92,000 as of December 31, 2015 and 2014, respectively, is included in Accrued Compensation in the accompanying Balance Sheets.

F-23

Through December 31, 2015, the Company has not made any cash payments pursuant to these agreements.

The Company has accrued unpaid amounts related to business expenses paid by the CEO on behalf of the Company. Unpaid business expenses totaling $391,819 and $103,193 as of December 31, 2015 and 2014, respectively, is included in Accounts Payable – Related Party in the accompanying Balance Sheet.

The Company borrows funds from the Company’s CEO for working capital purposes from time to time. The Company has recorded the principal balance due of $55,504 and $83,641 under Advance From Shareholder in the accompanying Balance Sheets at December 31, 2015 and 2014, respectively. The Company received advances of $10,500 and $48,000 and no repayments for the years ended December 31, 2015 and 2014. During the year ended December 31, 2015, the CEO received $38,637 of the Company’s cash receipts on accounts receivable directly from a customer. These amounts reduced advance from shareholder (see Note 7).

NOTE 12 – INCOME TAXES

At December 31, 2015, the Company has an a net operating loss carry forward for Federal and state income tax purposes totaling approximately $1,752,000 available to reduce future income which, if not utilized, will begin to expire in the year 2032. The Company has no income tax affect due to the recognition of a full valuation allowance on the expected tax benefits of future loss carry forwards based on uncertainty surrounding realization of such assets.

A reconciliation of the statutory income tax rates and the Company’s effective tax rate is as follows:

	For the Year Ended December 31,
	2015	2014

Statutory U.S. federal rate	34.0%	34.0%
State income tax, net of federal benefit	5.9%	5.9%
Permanent differences	(0.1)%	(0.8)%
Valuation allowance	(39.8)%	(39.1)%

Provision for income taxes	0.0%	0.0%

F-24

The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

	December 31,
	2015	2014

Deferred tax assets:
Net operating loss carry forwards	$698,455	$183,185
Stock based compensation	621,464	64,875
Valuation allowance	(1,319,919)	(248,060)

	$-	$-

The Company's major tax jurisdictions are the United States and California. All of the Company's tax years will remain open three and four years for examination by the Federal and state tax authorities, respectively, from the date of utilization of the net operating loss. The Company does not have any tax audits pending.

NOTE 13 – EARNINGS PER SHARE

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

Basic earnings (loss) per share are computed by dividing net earnings available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Basic and diluted earnings (loss) per share are the same since the Company had net losses for all periods presented and including the additional potential common shares would have an anti-dilutive effect.

F-25

The following table sets forth the computation of basic and diluted net income per share:

	For the Years Ended December 31,
	2015	2014

Net loss attributable to the common stockholders	$(2,694,310)	$(387,544)

Basic weighted average outstanding shares of common stock	30,992,608	27,951,849
Dilutive effect of options and warrants	-	-
Diluted weighted average common stock and common stock equivalents	30,992,608	27,951,849

Earnings (loss) per share:
Basic and diluted	$(0.09)	$(0.01)

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company has month-to month leases for its headquarters and its sales and marketing office. The total rent is approximately $2,700 per month.

Rent expense was approximately $38,600 and $32,600 for the years ended December 31, 2015 and 2014, respectively.

Legal

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

NOTE 15 – SUBSEQUENT EVENTS

There were no events subsequent to December 31, 2015, and up to the date of this filing that would require disclosure.

F-26

3,923,000 Common Shares at
$0.50 per Common Share

REIGN SAPPHIRE CORPORATION

Prospectus

May 4, 2016

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.